Exhibit 10.1

Execution Copy

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LOAN AND SECURITY AGREEMENT

Dated as of October 31, 2024

by and among

VIVAKOR, INC.,

As the Borrower,

VIVAVENTURES MANAGEMENT COMPANY, INC.,

VIVAVENTURES OIL SANDS, INC.,

SILVER FUELS DELHI, LLC, WHITE CLAW COLORADO CITY LLC,
VIVAVENTURES REMEDIATION CORPORATION,

VIVAVENTURES ENERGY GROUP, INC., ENDEAVOR CRUDE, LLC,

MERIDIAN EQUIPMENT

LEASING LLC, and SILVER FUELS PROCESSING LLC,

As the Guarantors,

CEDARVIEW CAPITAL MANAGEMENT, LLC,

As the Agent

and

The Lenders Party Hereto

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TABLE OF CONTENTS

Section	Page
[Intentionally omitted.]

SCHEDULES:

Schedule A	-	Lender Commitments
Schedule B	-	Wire Instructions (Payments to Agent)
Schedule 8.2	-	Existing Debt and Permitted Liens

EXHIBITS:

Exhibit A	-	Form of Note
Exhibit B	-	Guaranty
Exhibit C-1	-	Borrower Pledge Agreement
Exhibit C-2	-	Borrower Security Agreement
Exhibit C-3	-	Guarantor Security Agreement
Exhibit D	-	Irrevocable Instruction Letter

i

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement, dated as of October 31, 2024 (this “Agreement”), is made among Vivakor, Inc., a Nevada corporation (the “Borrower”), VivaVentures Management Company, Inc., a Nevada corporation, VivaVentures Oil Sands, Inc., a Utah corporation, Silver Fuels Delhi, LLC, a Louisiana limited liability company, White Claw Colorado City LLC, a Texas limited liability company, VivaVentures Remediation Corporation, a Texas corporation, and VivaVentures Energy Group, Inc., a Nevada corporation, Endeavor Crude, LLC, a Texas limited liability company, Meridian Equipment Leasing LLC, a Texas limited liability company, Silver Fuels Processing LLC, a Texas limited liability company (each, a “Guarantor” and, collectively, the “Guarantors”), Cedarview Capital Management, LLC, a Delaware limited liability company (the “Agent”), and each of the lenders initially a signatory hereto together with their successors and assignees under Section 10.8 (the “Lenders”).

RECITALS:

WHEREAS, the Lenders have agreed to make a term loan to the Borrower to repay certain indebtedness as set forth herein and for working capital, secured by, among other things, (a) a security interest in all of Borrower’s personal property, and (b) an unconditional guarantee from the Guarantors in favor of the Lenders secured by a security interest in all of the personal property of each Guarantor, on terms and subject to the provisions contained herein;

NOW THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Advance” means an advance under Section 2.1.

“Affiliate” means any Person which, directly or indirectly, controls or is controlled by or is under common control with another Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, the following Persons shall be deemed not to be Affiliates of the Borrower, Guarantors, or their other Affiliates for any purposes: (A) Jorgan Development, LLC, a Louisiana limited liability company, JBAH Holdings, LLC, a Texas limited liability company, or Ballengee Holdings, LLC, a Texas limited liability company (the “Ballengee Family Office”), and (B) except for the Borrower, the direct and indirect Affiliates, Persons, members, partners, shareholders, subsidiaries, and portfolio companies (including any predecessor or successor thereof) of the Ballengee Family Office, and (C) except for Persons under control of Vivakor, the direct and indirect Persons, officers, directors, managers, employees, contractors, agents, and representatives of the Ballengee Family Office, but excluding Borrower and any Person that directly, or indirectly through one or more intermediaries, is controlled by Borrower.

“Agent” has the meaning specified in the preamble.

“Agreement” has the meaning specified in the preamble.

“Approved Fund” means (a) any fund, trust, real estate investment trust, or similar entity that invests in loans and other assets in the ordinary course of business and is advised or managed by (i) a Lender, (ii) an Affiliate of a Lender, (iii) the same investment advisor that manages a Lender or (iv) an Affiliate of an investment advisor that manages a Lender or (b) any finance company, insurance company or other financial institution which warehouses loans for any Lender or any Person described in clause (a) above.

“Anti-Terrorism Laws” means any Legal Requirement relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, corruption, and any regulation, order, or directive promulgated, issued or enforced pursuant to such laws, all as amended, supplemented or replaced from time to time.

“Bankruptcy Code” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, arrangement, receivership, insolvency, administration, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and permitting a debtor to obtain a stay or a compromise of the claims of its creditors or affecting the rights of creditors generally, including for greater certainty any provisions of corporate statutes of like effect, where such statutes are used by a Person to propose an arrangement.

“Borrower” has the meaning specified in the preamble.

“Borrower Pledge Agreement” means the Pledge Agreement among the Agent on behalf of the Lenders and the Borrower, executed and delivered simultaneously with this Agreement, in the form attached hereto as Exhibit C-1, as amended or supplemented from time to time.

“Borrower Security Agreement” means the Security Agreement among the Agent on behalf of the Lenders and the Borrower, executed and delivered simultaneously with this Agreement, in the form attached hereto as Exhibit C-2, as amended or supplemented from time to time.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York, New York.

“Capital Lease” means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP.

“Cash Interest” has the meaning specified in Section 2.4.

“Change of Control” means the occurrence of any of the following events: (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (i) shall, directly or indirectly, have acquired beneficial ownership or control of (x) 35% or more on a fully diluted basis of (1) the voting interests in the Equity Interests in Borrower and/or (2) the economic interests in the Equity Interests in Borrower, other than James Ballengee, or (ii) shall, directly or indirectly, have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of the Borrower or (iii) the failure of the Borrower to own beneficially and control 100% of the outstanding Equity Interests of each Guarantor and to retain management control of each Guarantor or (iv) James Ballengee is no longer the chief executive officer of the Borrower performing the same or similar role that he is performing on the Closing Date; provided, that, to the extent James Ballengee dies or becomes incapacitated and is no longer able serve in such capacity, the Borrower shall have thirty (30) days to select a replacement reasonably satisfactory to the Agent; or (v) James Ballengee sells or otherwise transfers, directly or indirectly, any Equity Interests in Borrower (other than any transfer into an investment vehicle that is 100% owned and controlled James Ballengee solely for estate planning purposes) to the extent that immediately after giving effect to such sale or transfer James Ballengee would own and control, directly or indirectly, less than $8,000,000 of the Equity Interests of the Borrower (measured at the fair market value at the time of such sale or transfer). Notwithstanding the foregoing, the contemplated transactions as set forth in Borrower’s Form 8-K (Current Report) filed X with the U.S. Securities and Exchange Commission on March 1, 2024 are deemed to not constitute a Change in Control for any purposes under the Loan Documents.

“Closing Date” means the date on which each of the conditions precedent listed in Section 5.1 shall have been satisfied to the satisfaction of the Agent.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means the collateral under the Collateral Documents.

“Collateral Documents” means (i) the Borrower Pledge Agreement, (ii) the Borrower Security Agreement, (iii) the Guarantor Security Agreement, and (iv) any other security instruments or security documents delivered in connection herewith or therewith.

“Commitment” means, as to each Lender, such Lender’s obligation to make the Advance on the Issue Date, in an amount up to, but not exceeding the amount set forth for such Lender on Schedule A as such Lender’s “Commitment Amount.”

“Control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Debt” means (without duplication), for any Person, (a) indebtedness of such Person for borrowed money or arising out of any extension of credit to or for the account of such Person (including, without limitation, extensions of credit in the form of reimbursement or payment obligations of such Person relating to letters of credit issued for the account of such Person) or for the deferred purchase price of property or services; (b) indebtedness of the kind described in clause (a) of this definition which is secured by (or for which the holder of such debt has any existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations; (c) all obligations as lessee under any Capital Lease; (d) all contingent liabilities and obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (c) above; and (e) any monetary obligation of a Person under or in connection with a sale-leaseback or similar arrangement.

“Debtor Laws” means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws including the Bankruptcy Code, or general equitable principles from time to time in effect affecting the rights of creditors generally.

“Default” means any event the occurrence of which does, or with the lapse of time or giving of notice or both would, constitute an Event of Default.

“Dollars” and “$” mean dollars in lawful currency of the United States of America.

“Embargoed Person” has the meaning specified in Section 7.16.

“Environmental Laws” means all Legal Requirements and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Equity Consideration” means 300,000 unregistered shares of the common stock of the Borrower.

“Equity Interests” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of that Person’s equity capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations, or any other equivalent of any such ownership interest.

“ERISA” has the meaning specified in Section 7.17.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) which is a member of the same controlled group of corporations or group of trades or businesses under common control with the Borrower, or is treated as a single employer together with the Borrower under Section 414 of the Code or Title IV of ERISA.

“Events of Default” has the meaning specified in Section 9.1.

“Excluded Subsidiaries” means RPC Design, Manufacturing LLC, a Utah limited liability company, Equipment Transport, LLC, a Pennsylvania limited liability company, and VivaSphere, Inc., a Nevada corporation.

“Existing Cedarview Obligations” means the obligations of Borrower to Lender pursuant to that certain Loan and Security Agreement, dated as of the February 5, 2024, by and among the Lender, Borrower and Guarantors (as defined therein). At the closing, the aggregate amount of the Existing Cedarview Obligations was $2,311,000, consisting of $2,000,000 of outstanding principal, $68,009 of accrued and unpaid interest, and a prepayment fee in the amount of $242,991 (due to Borrower’s election to prepay the Existing Cedarview Obligations with this Term Loan).

“Face Amount” means $3,670,160.77.

“GAAP” shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any (domestic or foreign) federal, state, county, municipal, parish, provincial, or other government, or any department, commission, board, court, agency, or any other instrumentality of any of them or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of, or pertaining to, government, including, without limitation, any arbitration panel, any court, or any commission.

“Government Lists” has the meaning specified in Section 6.20.

“Guarantors” has the meaning specified in the preamble.

“Guarantor Security Agreement” means the Security Agreement among the Agent on behalf of the Lenders and the each Guarantor, executed and delivered simultaneously with this Agreement, in the form attached hereto as Exhibit C-3, as amended or supplemented from time to time.

“Guaranty” means that certain guaranty made by the Guarantors in favor of the Agent on behalf of the Lenders, executed and delivered simultaneously with this Agreement, in the form attached hereto as Exhibit B.

“Highest Lawful Rate” means the maximum non-usurious legal interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Note or on other amounts, if any, due to any Lender pursuant to this Agreement or any other Loan Document under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect.

“Indemnitee” has the meaning specified in Section 10.5.

“Instruction Letter” has the meaning set forth in Section 4.3.

“Interest Expense” means, for a Person for a period, total interest expense for such Person for such period, as determined in accordance with GAAP.

“Issue Date” means the date on which the Note is issued pursuant to this Agreement.

“Legal Requirement” means any order, constitution, law, ordinance, principle of common law, regulation, rule, statute or treaty of any applicable Governmental Authority.

“Lender” has the meaning specified in the preamble.

“Lien” means any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, statutory or other lien, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

“Loan Documents” means this Agreement, the Note, the Collateral Documents, the Guaranty, the Subordination Agreement, and any document or instrument executed in connection with any of the foregoing.

“Loan Parties” means the Borrower, the Guarantors and each other Person (other than any Lender or the Agent) that is or may become a party to this Agreement or any other Loan Document.

“Material Adverse Effect” means (i) a material adverse effect on the transactions contemplated hereby (including a material adverse effect on the ability of any party hereto to perform its obligations hereunder), (ii) a material adverse effect on the business, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Borrower or a Guarantor, if any, that is material to the Borrower or a Guarantor with respect to their obligations under this Agreement or the other Loan Documents, other than as a result of adverse economic conditions in the United States generally or as a result of any act or omission contemplated by this Agreement or (iii) a material adverse effect upon any material portion of the Collateral, or the priority of any Liens granted to Agent and Lenders in or to the Collateral (other than a lien for real estate taxes that are not yet due or owing, or a lien as a result of voluntary and intentional discharge of the Liens by Agent and Lenders).

“Maturity Date” means the earliest to occur of (A) the date that is twelve (12) months after the Closing Date and (b) such earlier time to which the Obligations may be accelerated under Section 9.1.

“Monthly Interest Payments” has the meaning specified in Section 2.4.

“Note” means, collectively, the promissory notes issued under this Agreement pursuant to Section 2.2.

“Obligations” means all of the obligations of each Loan Party now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise. The term “Secured Obligations”, as used in the Security Agreement shall have the same meaning as Obligations herein.

“OFAC” has the meaning specified in Section 6.20.

“Participant” has the meaning specified in Section 10.8(b).

“Participant Register” has the meaning specified in Section 10.8.

“Patriot Act Offense” has the meaning specified in Section 6.20.

“Payment Date” has the meaning specified in Section 2.4(b).

“Permits” has the meaning specified in Section 6.17.

“Permitted Debt” has the meaning specified in Section 8.2.

“Permitted Liens” has the meaning specified in Section 8.4.

“Person” means an individual, partnership, limited liability company (including a business trust or a real estate investment trust), joint stock company, trust, unincorporated association, corporation, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Register” has the meaning specified in Section 10.8.

“Responsible Officer” means with respect to the Borrower, the chief financial officer, the chief executive officer, the manager or president.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Securities Act” means the Securities Act of 1933, as amended.

“Solvent” means, at any time with respect to any Person, that at such time such Person (a) is able to pay its Debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business and (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature.

“Subordination Agreement” means the written agreement of James Ballengee, Jorgan Development LLC and JBAH Holdings LLC, and their respective assigns, dated as of the Closing Date, to subordinate their right to payment in respect of obligations any Loan Party owes to any of them under any agreement, whether in existing on the Closing Date or thereafter, to the right of the Agent and the Lenders to payment of the Obligations, in form and substance satisfactory to the Agent.

“Subsidiary” when used with respect to any Person, shall mean, any corporation or other organization, whether incorporated or unincorporated, of which (i) such Person or any other Subsidiary of such Person is a general partner or (ii) at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the board of directors (or others performing similar functions with respect to such corporation or other organization) are directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Loan Party or the Collateral or part thereof, together with all interest and penalties thereon.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Obligations and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

“Term Loan” means the secured term loan consisting of a single term loan in an aggregate principal amount equal to the Face Amount.

SECTION 1.2. Terms Generally. The definitions in Section 1.1 apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be construed as if followed by the words “without limitation”. The words “herein”, “hereof” and “hereunder” and words of similar import refer to this Agreement (including the Exhibits hereto) in its entirety and not to any part hereof, unless the context otherwise requires. All references herein to Articles, Sections, and Exhibits are references to Articles and Sections of, and Exhibits to, this Agreement unless the context otherwise requires. Unless the context otherwise requires, any references to any agreement or other instrument or statute or regulation are to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a “day” or number of “days” (without the explicit qualification of “business”) shall mean a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular day, and such day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

SECTION 1.3. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.4. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 7.2.

ARTICLE II.

AMOUNTS AND TERMS OF THE ADVANCE

SECTION 2.1. Advance. The Lenders agree, on the terms and conditions hereinafter set forth, to make an advance (“Advance”) on the date hereof consisting of the Term Loan in an amount equal to the Face Amount minus an origination fee in the amount of 3% (three percent) of the Face Amount (the “Origination Fee”) minus $2,311,000, to be applied towards payment of the Existing Cedarview Obligations as set forth in Section 7.3, minus any cost, fees, and expenses to be paid to the Agent and Lenders as provided herein in excess of any deposits paid to the Lenders prior to the date hereof, including, without limitation, all reasonable legal fees, costs, and expenses incurred by Lenders in connection with negotiating, documenting and securing the Term Loan, which costs, fees and expenses shall not exceed $15,000 in the aggregate. The amount outstanding on such Term Loan shall be payable in accordance with Section 3.1 hereof and shall mature and all outstanding principal thereof, together with accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

SECTION 2.2. The Note. The Borrower shall execute and deliver to each Lender to evidence the Advance, a term note (the “Note”) in the collective amount of the Face Amount. The Note shall be substantially in the form of Exhibit A hereto with the blanks appropriately filled, and shall mature on the Maturity Date, at which time all principal and interest then outstanding thereunder shall become due and payable.

SECTION 2.3. Reserved.

SECTION 2.4. Interest and Amortization.

(a) Generally. Subject to Section 3.2, the outstanding principal amount of each Term Loan shall bear interest from and including the Issue Date in an amount equal 22% per annum, or, upon the occurrence and during the continuance of an Event of Default shall be the lesser of (x) 24% per annum and (y) the Highest Lawful Rate (“Cash Interest”).

(b) Accrued and unpaid Cash Interest is due and payable monthly in arrears in cash, commencing on November 30, 2024, in accordance with Section 3.1(c). Except as provided in the first sentence of this section 2.4(b), payment of Cash Interest is to be made on the 30th day of each calendar month (or, if not a Business Day, the immediately preceding Business Day, each such payment date, a “Payment Date”), for interest accrued through such Payment Date (calculated based on the principal amount outstanding from time to time during such month) (the “Monthly Interest Payments”).

(c) All computations of interest hereunder pursuant to this Article II shall be made on the basis of a year of 360 days for the actual number of days (including the first day and the last day) occurring in the period for which such interest is payable.

(d) Monthly Payments. Borrower shall pay Lender an amount equal to $343,506.42, (which amount shall include Cash Interest owed pursuant to Section 2.4(b)) on each of the twelve (12) Payment Dates from (and including) November 30, 2024 until (and including) the Maturity Date.

(e) Wire Transfers. Each payment of Cash Interest and of principal on behalf of the Borrower shall be made by automatic wire transfer of immediately available funds from the account of Borrower or one of its Subsidiaries to an account the Agent has specified in writing; provided, that to the extent Borrower or one of its Subsidiaries fails to make any such payment to the account designated in writing by the Agent on the applicable Payment Date, the Borrower or a Guarantor shall, by automatic wire transfer, pay such shortfall immediately when due to the account the Agent has designated in writing.

SECTION 2.5. Costs and Expenses. The Borrower agrees to reimburse Agent and Lenders for all out-of-pocket costs and expenses, including, without limitation, reasonable legal expenses and documented reasonable attorneys’ fees, incurred by Agent and Lenders in connection with the (i) due diligence in connection with, and documentation, negotiation and consummation of, the transactions contemplated hereunder and any other transactions between the Borrower, Agent and Lenders in connection therewith, including, without limitation, Uniform Commercial Code and other public record searches and filings and overnight courier or other express or messenger delivery; provided, that expenses reimbursed under this clause (i) shall not exceed $15,000); (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Obligations; (iv) enforcement of this Agreement or any other Loan Document (including, without limitation, any costs and expenses of any third party provider engaged by Agent for such purpose); and (v) ongoing monitoring by the Agent in connection with the Loan Documents.

SECTION 2.6. Equity Consideration. The Borrower shall issue the Equity Consideration to the Agent within ten (10) days of the Closing Date.

ARTICLE III.

PAYMENTS, PREPAYMENTS, INCREASED
COSTS AND TAXES

SECTION 3.1. Payments.

(a) Each Monthly Interest Payment due under the Note (other than at the Maturity Date) shall be payable in cash to the Agent, on behalf of the Lenders, by the Borrower in accordance with the wire instructions set forth on Schedule B hereto or as the Agent and the Borrower may otherwise agree.

(b) Any outstanding principal balance of the Term Loan not paid on the Payment Dates shall be payable in cash on the Maturity Date, when all when all unpaid principal of, and accrued and unpaid interest on, the Term Loan shall be due and payable in cash.

(c) Whenever any payment owed under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be.

SECTION 3.2. Prepayments.

(a) Voluntary Prepayments. The Borrower may, upon at least five (5) Business Days’ (or such shorter period as is acceptable to Agent) prior written notice to the Agent, prepay the entire outstanding balance of the Obligations, provided that the Borrower pays a prepayment premium in the amount of ten percent (10%) of the principal amount of the Term Loan outstanding prior to such prepayment (such prepayment premium, the “Prepayment Premium”). Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the prepayment date described in such notice. Any amount of the Term Loan which is prepaid in accordance with this Section 3.2 may not be reborrowed. Any prepayment shall be applied first to accrued and unpaid interest and then to outstanding principal.

(b) Mandatory Offer to Prepay Obligations. If and when the Borrower raises in the aggregate $10,000,000 or more from the sale of its equity in one or more equity sales completed more than ninety (90) calendar days after the Closing Date, the Borrower shall immediately offer to prepay the entire outstanding balance of the Obligations, which offer shall be subject to and shall include the Prepayment Premium. The Agent may accept or reject such mandatory prepayment offer in its sole discretion. Notwithstanding the above, any money raised from the sale of the Borrower’s equity that is completed in connection with any acquisition, merger, or like transaction will not be included when calculating such $10,000,000 amount.

SECTION 3.3. Payments and Computations. So long as the Maturity Date has not yet occurred, payments made hereunder shall be applied, (i) first, to fees and reimbursable expenses of Agent and Lenders then due and payable pursuant to any of the Loan Documents; (ii) then payments matching specific scheduled payments then due shall be applied to those scheduled payments; (iii) then to accrued and unpaid Cash Interest; (iv) then to principal. All principal and interest payments, including any prepayments, shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses required hereunder shall be apportioned ratably among the Lenders. At any time after the Maturity Date, all payments remitted to Agent by the Borrower and all proceeds of Collateral (including casualty and condemnation proceeds) or any enforcement action (including any payments on any Guaranty) received by Agent shall be applied as follows:

(a) first, to Agent and Lenders for fees, reimbursable expenses or indemnity claims then due and payable pursuant to any of the Loan Documents;

(b) second, to Lenders, ratably, to pay interest due and payable in respect of the Term Loan until paid in full;

(c) third, to Lenders, ratably, to pay principal of the Term Loan until paid in full;

(d) fourth, to Agent and Lenders pay any other Obligations then due and payable until paid in full; and

(e) lastly, to the Borrower or such other Person entitled thereto under applicable law.

As used herein, “paid in full” means payment in cash or immediately available funds or transfer of other assets accepted by the Agent on behalf of the Lenders such that following such payment there are no other Obligations outstanding in favor of Lenders.

SECTION 3.4. Taxes.

(a) Any and all payments by the Borrower under the Note shall be made, in accordance with Section 3.1, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Lender (i) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof or in which the Lender’s applicable lending office is located and (ii) taxes attributable to the relevant recipient’s failure to comply with Section 3.4(c). If the Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable under the Note to the Lenders, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.4) the Lenders receive an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower further agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Note.

(b) The Borrower will indemnify the Lenders for the full amounts payable pursuant to Section 3.4(a) (including, without limitation, any such amounts imposed by any jurisdiction on amounts payable under this Section 3.4) paid by the Lenders and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such amounts were correctly or legally asserted.

(c) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.4 shall survive the payment in full of principal and interest under the Note.

ARTICLE IV.

SECURITY

SECTION 4.1. Grant of Security Interest. Each Loan Party and the Agent have entered into the applicable Security Documents in order to grant to Agent, on behalf of Lenders, a lien and security interest in and to the Collateral (as defined the Security Documents) described in the Security Documents, to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of its covenants and duties under the Loan Documents, with such security interest subordinate to any existing Liens except those that are subordinated pursuant to the Subordination Agreement.

SECTION 4.2. Delivery of Additional Documentation Required. The Borrower and each Guarantor shall execute and deliver to the Agent, on behalf of Lenders, prior to or concurrently with the Borrower’s execution and delivery of this Agreement and at any time thereafter at the request of the Agent, all financing statements, continuation financing statements, fixture filings, security agreements, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that the Agent may reasonably request, in form satisfactory to the Agent, to perfect and maintain perfected the Agent’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

SECTION 4.3. Collateral Securities. On the Issue Date, the Borrower shall issue an irrevocable instruction letter to its transfer agent in the form attached hereto as Exhibit D (the “Instruction Letter”) instructing the transfer agent to reserve three million (3,000,000) shares of its common stock, restricted in accordance with Rule 144 (the “Collateral Securities”), for the benefit of the Agent to secure the payment of the Obligations. In the event the Obligations are not paid in full by the Maturity Date, the Agent may instruct the transfer agent to issue the shares to the Agent in accordance with the Instruction Letter. Once in receipt of the Collateral Securities, and once the Agent is able to sell the Collateral Securities in accordance with federal and state securities laws, the Agent may sell the Collateral Securities until such time as the Agent has received sufficient funds to pay all the Obligations in full. Any shares of the Collateral Securities that remain after such funds have been received will be returned to the Borrower. These shares are subject to adjustment in the event the Borrower subdivides or combines its outstanding shares of common stock. In connection with the issuance of the Instruction Letter and the payment of the Advance (and related payoff of the Existing Cedarview Obligations), the Agent (or the Lenders, as applicable) will cancel any irrevocable instruction letter currently on file with the Borrower’s transfer agent that is related to the Existing Cedarview Obligations.

ARTICLE V.

CONDITIONS OF LENDING

SECTION 5.1. Conditions Precedent to the Advance. The obligation of the Lenders to make the Advance is subject to the prior satisfaction (or waiver in writing), as determined by Agent, of each of the following conditions precedent as of the date hereof and to the Agent’s continued satisfaction on the Closing Date:

(a) Agent shall have received on the date hereof, in form and substance satisfactory to the Agent, on behalf of the Lenders:

(i) for each Lender, a promissory note in the form of the Note in the principal amount of such Lender’s Commitment Amount, duly executed by the Borrower and payable to such Lender (such promissory notes collectively representing the aggregate amount of the Term Loan);

(ii) this Agreement, duly executed by the Borrower and each Guarantor;

(iii) a certificate of a Responsible Officer of the Borrower, and each Guarantor certifying the resolutions of the manager or others performing similar functions with respect to each of them, as applicable, approving and authorizing the execution, delivery, and performance by the Borrower, and each Guarantor of each Loan Document to which it is a party, the notices and other documents to be delivered by each of them pursuant to each Loan Document to which it is a party, and the transactions contemplated thereunder;

(iv) the duly executed Guaranty;

(v) the duly executed Collateral Documents;

(vi) duly completed UCC financing statements, as applicable and where appropriate, fixture filings, with respect to all Collateral of the Borrower and the Guarantors, for filing in all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests created in such Collateral pursuant to the applicable Loan Documents;

(vii) the duly executed Subordination Agreement;

(viii) duly executed documentation evidencing issuance of the Equity Consideration to the Agent, in form and substance satisfactory to the Agent;

(ix) [intentionally omitted];

(x) evidence of insurance and loss payee endorsements required hereunder and certificates of insurance policies and/or endorsements naming Agent as additional insured or loss payee, as applicable;

(xi) evidence that the maturity date for any and all debt for borrowed money of Borrower scheduled to mature prior to the Maturity Date has been extended until ninety (90) days after the Maturity Date, save and except for debt set forth on Schedule 8.2;

(xii) the duly executed Instruction Letter to the Borrower’s transfer agent with the terms set forth in Section 4.3, in form and substance satisfactory to the Agent;

(xiii) such other documents and instruments with respect to the transactions contemplated hereby as the Agent may reasonably request.

(b) Costs and Expenses. In accordance with Section 2.5 hereof, the Borrower shall have paid all out-of-pocket costs and expenses of the Agent and Lenders as required by this Agreement or any other Loan Document incurred as of the date hereof, including reasonable fees, charges, and disbursements of counsel to the Agent and the Lenders (directly to such counsel if requested by the Agent), which costs and expenses may be deducted from the funding of the Advance pursuant to Section 2.1 at the discretion of the Agent.

(c) Perfection. Agent shall have received evidence, satisfactory to Agent, of the perfection of its security interests in the Collateral.

(d) No Material Adverse Effect. Except as related to the closing of the transactions more particularly described in Borrower’s Form 8-K (Current Report) filed with the U.S. Securities and Exchange Commission on October 7, 2024, since the date the Borrower filed its last periodic filing (10-Q or 10-K) with the Securities and Exchange Commission, (a) there has been no Material Adverse Effect, and (b) there has been no circumstance, event or occurrence, and no fact is known to any Loan Party that would reasonably be expected to result in a Material Adverse Effect.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

In order to induce the Agent and Lenders to enter into this Agreement, the Loan Parties, jointly and severally, represent and warrant to the Agent and Lenders as of the date hereof that:

SECTION 6.1. Existence. Each of the Borrower and each Guarantor is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized and is duly qualified or licensed to do business in all jurisdictions where the Property owned or the business transacted by it makes such qualification necessary and where the failure to be so qualified would have a Material Adverse Effect.

SECTION 6.2. Power and Authorization. The Borrower and each Guarantor is duly authorized and empowered to execute, deliver, and perform its obligations under each Loan Document and all corporate or other action on the part of each of the Borrower and each Guarantor requisite for the due execution, delivery, and performance of each Loan Document has been duly and effectively taken.

SECTION 6.3. Binding Obligations. Each Loan Document to which any Loan Party is a party constitutes the legal, valid and binding obligations of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, or by principles governing the availability of equitable remedies.

SECTION 6.4. No Conflict. The execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which the Borrower or each Guarantor is or is to become a party and the transactions contemplated hereby and thereby: (i) do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained, (ii) do not contravene any Legal Requirement applicable to or binding upon the Borrower or any Guarantor and (iii) are not in contravention of the terms of the articles or certificate of incorporation, bylaws, operating agreements, other organizational documents or any contractual obligations of the Borrower or Guarantors.

SECTION 6.5. Taxes; No Outstanding Charges. Each Loan Party has timely filed or caused to be timely filed, unless no income taxes are owed, all federal, state, province, and foreign income tax returns which are required to be filed, and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except for such taxes and assessments as are being contested in good faith in appropriate proceedings and reserved for in accordance with GAAP. All governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents, in each case, which may become a Lien on any Collateral, which previously became due and owing have been paid.

SECTION 6.6. Reserved.

SECTION 6.7. Compliance with Law. The business and operations of each of the Borrower and each Guarantor, as conducted, are in compliance in all material respects with all Legal Requirements.

SECTION 6.8. Title to Property; Absence of Financing Statements; Priority of Liens. Each Loan Party has good and marketable title to the Collateral it owns, and all of the Collateral is owned by the Loan Parties. Except as provided herein or in connection with Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, the Collateral, or any rights relating thereto. The security interests and Liens granted to Agent in the Collateral under this Agreement and each Security Document constitute valid and perfected Liens.

SECTION 6.9. Litigation. There are no actions, suits, proceedings or, to the Loan Parties’ actual knowledge, investigations, of any kind pending or threatened against any Loan Party or concerning the Collateral, before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, reasonably be expected to materially adversely affect the properties, assets, financial condition or business of any Loan Party, or materially impair the right of the Loan Parties, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower or which question the validity of this Agreement or any of the other Loan Documents, or might impair or prevent any action taken or to be taken pursuant hereto or thereto.

SECTION 6.10. Judgments. There are no outstanding orders, injunctions or decrees of any Governmental Authority with respect to any Loan Party or the Collateral.

SECTION 6.11. Solvency. Save and except as set forth in Borrower’s Form 10-Q (Quarterly Report) filed with the U.S. Securities and Exchange Commission on August 16, 2024, for the period ended June 30, 2024, and for periods prior thereto, each Loan Party is Solvent (which, for this purpose, shall be determined without giving effect to any “balloon” payment or amount owed under the Loan Documents not yet due and payable) and will continue to be Solvent after the creation of the Obligations.

SECTION 6.12. No Material Adverse Effect. Except as related to the closing of the transactions more particularly described in Borrower’s Form 8-K (Current Report) filed with the U.S. Securities and Exchange Commission on October 7, 2024, since the date the Borrower filed its last periodic filing (10-Q or 10-K) with the Securities and Exchange Commission, (a) there has been no Material Adverse Effect, and (b) there has been no circumstance, event or occurrence, and no fact is known to the Borrower or any Guarantor that would reasonably be expected to result in a Material Adverse Effect.

SECTION 6.13. Material Contracts. Neither the Borrower nor any of the Guarantors is in breach or in default in any material respect of or under any material contracts to which it is a party and has not received any notice of the intention of any other party thereto to terminate any material contract.

SECTION 6.14. No Default or Event of Default. Since the date hereof, no event has occurred or is continuing which constitutes a Default or Event of Default hereunder.

SECTION 6.15. Financial Statements. The financial statements of the Borrower and the Guarantors that were subsidiaries of the Borrower for the relevant periods are included in the Borrower’s Form 10-K for the period ended December 31, 2023 and in the Borrower’s Form 10-Q for the period ended June 30, 2024 are true and complete, have been prepared in accordance with GAAP consistent with the prior fiscal periods of the Borrower or the Guarantors, as applicable, omit no material contingent liabilities of any kind that are not disclosed or otherwise reflected therein, and fairly present the financial condition of the Borrower or Guarantors, as applicable, as of the date thereof and the results of its operations for the period then ended. Since the date thereof, except as related to the closing of the transactions more particularly described in Borrower’s Form 8-K (Current Report) filed with the U.S. Securities and Exchange Commission on October 7, 2024, there have been no material adverse change in the financial condition of the Borrower or the Guarantors, or the properties or businesses of the Borrower or any Guarantor which has not been disclosed in writing by the Borrower to the Agent.

SECTION 6.16. Intellectual Property. Each of the Borrower and each Guarantor, to its knowledge, possess all trademarks, trademark rights, patents, patent rights, trade names, trade name rights, copyrights and approvals which are required to conduct its business as now conducted without conflicting with the rights of others.

SECTION 6.17. Permits. The Borrower and each Guarantor has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the conduct of its business in accordance with applicable Legal Requirements (the “Permits”). All of the Permits are valid and subsisting in full force and effect. There are no actions, claims or proceedings pending or threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

SECTION 6.18. Insurance. The Borrower has obtained and has delivered to Agent certified copies of all insurance policies reflecting the insurance requirements set forth in this Agreement. All premiums relating to such insurance policies have been paid and no claims have been made thereunder. To each Loan Party’s knowledge, no Person, including such Loan Party, has done, by act or omission, anything which would reasonably be expected to impair the coverage of any such policy.

SECTION 6.19. Anti-Terrorism Laws. No Loan Party is a Sanctioned Person, and (ii) no Loan Party, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

SECTION 6.20. Patriot Act Compliance. Neither the Borrower nor any Guarantor nor any owner of a direct or indirect interest in any of them (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Agent notified Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America that Agent notified Borrower in writing is now included in “Government Lists”.

SECTION 6.21. ERISA; No Plan Assets. As of the date hereof and throughout the Term (i) the Borrower and Guarantors do not sponsor, are not obligated to contribute to, and are not themselves an “employee benefit plan,” as defined in Section 3(3) of ERISA or Section 4975 of the Code, (ii) none of the assets of Borrower or any Guarantor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 as modified in operation by Section 3(42) of ERISA, (iii) Borrower and each Guarantor are not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower or any Guarantor are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. As of the date hereof, Borrower and the Guarantors do not maintain, sponsor or contribute to or have any obligations with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA). Borrower has not engaged in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

SECTION 6.22. Compliance. The Borrower and each Guarantor comply in all material respects with all applicable Legal Requirements, including parking, building and zoning and land use laws, ordinances, regulations and codes. Neither Borrower nor any Guarantor is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially adversely affect the condition (financial or otherwise) or business of Borrower or any Guarantor.

SECTION 6.23. Existing Debt. Except for Debt set forth on Schedule 8.2, as of the date hereof, the Borrower does not have any outstanding Debt other than the Debt evidenced by this Agreement.

SECTION 6.24. Disclosure. Neither this Agreement, nor any of the other Loan Documents, nor any certificate or other document furnished to the Agent and/or Lenders by or on behalf of the Borrower or any Guarantor pursuant to any Loan Document contains, or will contain, as of its date, any untrue statement of a material fact or omits to state or will omit to state, as of its date, a material fact necessary in order to make the statements contained herein and therein not misleading. There are no facts known to the Borrower or any Guarantor which, individually or in the aggregate, will have a Material Adverse Effect or involve any substantial possibility of having a Material Adverse Effect on the condition, business or affairs of the Borrower or the Guarantors or their properties and assets considered as an entirety which have not been disclosed herein.

SECTION 6.25. Advice of Counsel. On the advice of the Agent, the Loan Parties have retained legal counsel who have reviewed and advised the Loan Parties regarding the Loan Documents.

ARTICLE VII.

AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTORS

So long as any Obligation shall remain unpaid, the Borrower and each Guarantor each covenant and agree, as applicable, that, unless the Agent shall otherwise consent in writing:

SECTION 7.1. Compliance with Laws, Etc. Each Loan Party will comply in all material respects with all applicable Legal Requirements.

SECTION 7.2. Reporting and Notice Requirements.

(a) Financial Statements. The Borrower shall furnish to the Agent:

(i) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, balance sheets (which are to be consolidated, if applicable) of the Borrower as of the end of such quarter and statements of income (or loss), and cash flow of the Borrower for the period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such quarter, all in reasonable detail and satisfactory in form, substance, and scope to the Agent; provided, that timely filing (including any allowed extension period) by the Borrower of a Form 10-Q in respect of a fiscal quarter of the Borrower that complies with all applicable Legal Requirements shall satisfy this requirement of this Section 7.2(a)(i) for such fiscal quarter.

(ii) Unaudited Annual Financial Statements. As soon as available and in any event within one hundred and five (105) days after the end of each fiscal year, balance sheets (which are to be consolidated, if applicable) of the Borrower as of the end of such fiscal year, and statements of income (or loss) and cash flow of the Borrower for the period commencing at the end of the previous fiscal year of the Borrower and ending with the end of such fiscal year, all in reasonable detail and satisfactory in form, substance, and scope to the Agent; provided, that timely filing by the Borrower of a Form 10-K in respect of a fiscal year of the Borrower that complies with all applicable Legal Requirements shall satisfy this requirement of this Section 7.2(a)(ii) for such fiscal year.

(b) Tax Returns. Within ten (10) Business Days after filing, the Borrower and each Guarantor shall deliver to Agent copies of its and his respective tax returns.

(c) Reports. Simultaneously with the delivery thereof, the Borrower shall provide the Agent with copies of any reports supplied to any other managing body, investor in or lender to the Borrower.

(d) [Intentionally omitted].

(e) Notice of Default. Promptly after any Guarantor or any Responsible Officer of the Borrower knows or has reason to know that any Default or Event of Default has occurred, such Guarantor or such Responsible Officer of the Borrower, as applicable, shall deliver to Agent a written statement setting forth the details of such Default or Event of Default and the action which such Guarantor or Borrower, as applicable, has taken or proposes to take with respect thereto.

(f) No Material Adverse Effect. If requested by the Agent, within ten (10) days of the Borrower or any Guarantor’s receipt of such request, such Borrower and/or Guarantor shall deliver to Agent a certificate from such Guarantor or a Responsible Officer of the Borrower, as applicable, certifying (i) there has been no material adverse change in the business, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Borrower or such Guarantor, (ii) there has been no change in any Guarantor’s employment and (iii) neither the Borrower nor such Guarantor have created any accounts or made any investments not permitted under this Agreement without the consent of the Agent.

SECTION 7.3. Use of Proceeds. The proceeds of the Advance shall be used (i) to pay Lender an amount equal to $2,311,000 (to be withheld on the Closing Date) to pay off the Existing Cedarview Obligations, (ii) for working capital, (iii) to repay certain other indebtedness, and (iv) for the payment of Cash Interest, fees, costs and expenses in connection with the Term Loan hereunder.

SECTION 7.4. Taxes and Liens. The Borrower and each Guarantor will pay and discharge, or will cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon the Borrower or such Guarantor or upon the income of any Property of the Borrower or such Guarantor as well as all claims of any kind (including, without limitation, claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any Property of the Borrower or such Guarantor, except such taxes, assessments, governmental charges or levies contested in good faith by the Borrower or such Guarantor for which adequate reserves have been maintained in accordance with GAAP or which arise out of indebtedness owing to the parties set forth on Schedule 8.2.

SECTION 7.5. Maintenance of Collateral. Each Loan Party will at all times maintain, preserve, protect, and keep, or cause to be maintained, preserved, protected, and kept, the Collateral, in good repair, working order, and condition (ordinary wear and tear excepted) and consistent with past practice. Each Loan Party shall promptly comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement.

SECTION 7.6. Financial Records; Right of Inspection. Borrower shall at all times keep true and complete financial records in accordance with GAAP consistently applied and all applicable Legal Requirements. From time to time upon reasonable notice to the Borrower, the Borrower or the Guarantors, as applicable, will permit any officer or employee of, or agent designated by, the Agent to visit and inspect any of the Collateral, examine the corporate books or financial records of the Borrower and the Guarantors, take copies and extracts therefrom, and discuss the affairs, finances, and accounts of the Borrower or the Guarantors with the applicable entity’s officers or certified public accountants, all as often as the Agent may reasonably desire, provided that such visits and inspections shall be made only during business hours and so as not to interfere unreasonably with the business and operations of the Borrower or the Guarantors. All confidential or proprietary information provided to or obtained by the Agent under this Section 7.6 or under this Agreement shall be held in confidence by the Agent and Lenders in the same manner and with the same degree of protection as each of the Agent and Lenders exercises with respect to its own confidential or proprietary information. For purposes of this Section 7.6, all information provided to the Agent and Lenders pursuant hereto shall be presumed to constitute “confidential and proprietary information” unless (i) the Borrower or Guarantors indicate otherwise in writing, (ii) the information was or becomes generally available to the public other than as a result of a disclosure in violation of this Section 7.6 by the Agent or any Lender or its representatives, (iii) the information was or becomes available to the Agent or any Lender or its representatives on a non-confidential basis from a source other than the Borrower or a Guarantor, (iv) the information was within the possession of the Agent or any Lender or any of its representatives prior to being furnished by or on behalf of the Borrower or a Guarantor, provided that in each case the source of such information was not bound by a confidentiality agreement in respect thereof preventing disclosure to the Agent or such Lender or its representatives or (v) the information is independently developed by the Agent or any Lender (but only if it does not contain or reflect, and is not based upon, in whole or in part, any information furnished hereunder which constitutes “confidential or proprietary information”).

SECTION 7.7. Observation Rights. A representative of Agent (the “Observer”) may attend all formal meetings of its Board of Directors in a nonvoting observer capacity.

SECTION 7.8. Registration of Equity Consideration. If any or all of the shares that comprise the Equity Consideration may be registered pursuant to an existing shelf registration, the Borrower shall cause them to be so registered promptly after the Closing Date.

SECTION 7.9. Insurance. The Borrower and each Guarantor shall maintain, and pay all applicable premiums with respect to, residential and commercial risk insurance (i) covering the customary risks for the business that the Borrower and each Guarantor, as applicable, is engaged in, (ii) insuring the Collateral against loss by fire, flood and wind and such other hazards as are customary in the area where such Collateral is located and (iii) naming the Agent and its successors or assigns as their interests may appear as loss payee (in the case of property insurance) and an additional insured (in the case of liability insurance), and the Borrower and each Guarantor will maintain insurance of similar types and coverages as maintained on the date hereof and consistent with past practice, with financially sound and reputable insurance companies and associations acceptable to the Agent based on the Agent’s reasonable judgment (or as to workers’ compensation or similar insurance, in an insurance fund or by self-insurance authorized by the jurisdiction in which its operations are carried on).

SECTION 7.10. Key Man. The Borrower shall use commercially reasonable efforts to cause James Ballengee to devote sufficient time to Borrower as is reasonably necessary to accomplish the Borrower’s business plan.

SECTION 7.11. Notice of Litigation; Defaults.

(a) The Borrower or a Guarantor, as applicable, will promptly notify the Agent in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of $25,000, and any investigation of the Borrower or any Guarantor, by any Governmental Authority, adversely affecting the Borrower or such Guarantor, whether or not fully covered by insurance, and regardless of the subject matter thereof. The timely filing by the Borrower of a Form 8-K regarding any litigation shall satisfy this requirement of this Section 7.11(a) for such litigation.

(b) The Loan Parties shall notify the Agent in writing of any default and/or breach of any Loan Party’s obligations under any Debt no later than the third Business Day following the day nay Loan Party receives notice of any such default or breach.

SECTION 7.12. Maintenance of Office. The Borrower will maintain its chief executive office at is 5220 Spring Valley Road, Suite 500, Dallas, TX 75242, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made. The Borrower and the Guarantors shall notify the Agent in writing of the intent of the Borrower or any Guarantor to relocate any of its property at least five (5) Business Days prior to the date of such proposed relocation.

SECTION 7.13. Existence. The Borrower and each Guarantor will preserve and maintain its legal existence and all of its material rights, privileges, licenses, contracts and property and assets used or useful to its business.

SECTION 7.14. Preservation of Licenses; Business and Operations. Each Loan Party shall at all times preserve, renew, and keep in full force and effect all governmental permits and licenses except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect. Each Loan Party shall file all documents required to be filed and pay all regulatory obligations required to be paid any Governmental Authority with jurisdiction over any such governmental permits or licenses except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect. Each Loan Party shall at all times preserve, renew, and keep in full force and effect all governmental permits and licenses necessary for the operation of the business of Borrower in accordance with the applicable Legal Requirements as presently conducted or contemplated.

SECTION 7.15. Environmental Matters. Borrower and each Guarantor shall comply with, and maintain its real estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with all applicable Environmental Laws or that is required by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 7.16. Laborers, Subcontractors and Materialmen. Each Loan Party shall notify Agent promptly, and in writing, if such Loan Party receives any written notice of lien from any laborer, subcontractor or materialmen.

SECTION 7.17. Patriot Act Compliance.

(a) Borrower and each Guarantor shall comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and any Guarantor. Agent shall have the right to audit the compliance of any Loan Party with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower. In the event that the Borrower or any Guarantor fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Agent may, at its option, cause the Borrower and any Guarantor to comply therewith and any and all costs and expenses incurred by Agent in connection therewith shall be secured by the Security Documents and shall be immediately due and payable.

(b) At all times throughout the Term, (a) none of the funds or other assets of the Borrower or any Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in such Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Term Loan made by Lenders would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in the Borrower or any Guarantor, as applicable, with the result that the investment in such Borrower or Guarantor (whether directly or indirectly), would be prohibited by law or the Term Loan would be in violation of law, and (c) none of the funds of the Borrower or any Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in such Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Term Loan would be in violation of law.

SECTION 7.18. ERISA.

(a) The Borrower and each Guarantor shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Agent or Lenders or any assignee of any of their rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code.

(b) The Borrower and each Guarantor shall not maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of the Borrower to become “plan assets,” within the meaning of 29 C.F.R. 2510.3-101, as modified in application by Section 3(42) of ERISA.

(c) The Borrower and each Guarantor shall deliver to Agent such certifications or other evidence from time to time throughout the Term, as requested by Agent in its sole discretion, that (A) the Borrower and each Guarantor is not and do not maintain an “employee benefit plan” as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) the Borrower and each Guarantor are not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) the assets of the Borrower and each Guarantor do not constitute “plan assets” within the meaning of 29 C.F.R §2510.3-101 as modified in application by Section 3(42) of ERISA of any “benefit plan investor” as defined in Section 3(42) of ERISA.

SECTION 7.19. Material Contracts. The Borrower and each Guarantor shall materially keep and perform, or cause to be materially kept and performed, all of the covenants, conditions and agreements contained in each material contract, now or hereafter existing, and shall at all times use commercially reasonable efforts to enforce, with respect to each other party to said agreements, all obligations, covenants and agreements by such other party to be performed thereunder; provided that the Borrower and each Guarantor shall not have any obligation under this Section 7.19 unless such party’s non-performance or breach of its obligations with respect to any such covenants, conditions or agreements could reasonably be expected to have a Material Adverse Effect.

SECTION 7.20. Conduct of Business. Each Guarantor shall devote sufficient time to Borrower as is reasonably necessary in order to accomplish the Borrower’s business plan.

SECTION 7.21. Further Assurances. Each Loan Party will cooperate with the Agent and execute such further instruments and documents as the Agent shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

SECTION 7.22. Legal Opinion. Within six (6) months and ten days after the Closing Date, assuming Lender is not an Affiliate of Borrower, Borrower shall provide or cause to be provided to Lender a legal opinion, in form and substance satisfactory to Lender, opining that any restrictive legend may be removed from the Equity Consideration shares and such shares reissued without a restrictive legend.

ARTICLE VIII.

NEGATIVE COVENANTS

So long as any Obligation shall remain unpaid, the Borrower and each Guarantor covenant and agree, as applicable, that, without the written consent of the Agent:

SECTION 8.1. Impairment of Rights. The Borrower and each Guarantor will not undertake any action or engage in any transaction or activity to impair the Agent’s or Lenders’ rights hereunder.

SECTION 8.2. Restrictions on Debt. The Borrower will not directly or indirectly, create, incur, assume, guarantee, endorse or be or remain liable, contingently or otherwise, with respect to any Debt other than the following (“Permitted Debt”):

(a) Debt to the Lenders arising under any of the Loan Documents;

(b) Debt outstanding on the Closing Date set forth on Schedule 8.2;

(c) current unsecured liabilities of the Borrower or a Guarantor (other than Debt for borrowed money) incurred in the ordinary course of business, including as incurred through obtaining of credit and for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services as well as any extensions, renewals, refinancings and replacements of any such liabilities or indebtedness;

(d) Debt in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.4;

(e) Debt in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or a Guarantor shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(f) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; and

(g) Debt that has as its primary purpose the repayment of existing debt of the Borrower and/or the Guarantors.

SECTION 8.3. Payments or Amendments of Other Debt.

(a) The Borrower shall not, directly or indirectly, make any payment of any Debt of the Borrower, except the payment of the Permitted Debt in accordance with the terms of this Agreement or such other agreement or instrument evidencing such Permitted Debt.

(b) The Borrower shall not amend, supplement or otherwise modify any provision of any document governing material Debt in any manner that is adverse in any material respect to the interests of the Lenders.

SECTION 8.4. Restrictions on Liens. The Borrower will not (i) create or incur or suffer to be created or incurred or to exist any Lien upon any of the Collateral, or upon the income or profits therefrom; (ii) transfer any of such Collateral or the income or profits therefrom for the purpose of subjecting the same to the payment of Debt or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Debt or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any Collateral, with or without recourse; provided that the Borrower may create or incur or suffer to be created or incurred or to exist (the “Permitted Liens”):

(a) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

(b) deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(c) liens on properties in respect of judgments or awards, the Debt with respect to which is permitted by Section 8.2(e);

(d) encumbrances on real estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower; and

(e) liens securing Debt permitted under Section 8.2(b).

SECTION 8.5. Mergers and Acquisitions; Change of Control.

Subject to the pre-existing obligations of Borrower and Guarantors,

(a) the Borrower and each Guarantor will not become a party to any merger, amalgamation or consolidation, or agree to or effect any sale its stock or of its material assets without the prior written consent of the Agent, and shall survive any merger, amalgamation or consolidation transaction that the Agent has approved in writing; and

(b) the Borrower and each Guarantor will not enter into any transaction or transactions resulting in a Change of Control.

SECTION 8.6. Related Party Transactions. Except in the ordinary course of business, Borrower and each Guarantor will not permit or suffer to be conducted transactions with any Affiliates or officers or directors of the Borrower or any of their Affiliates in connection with the Collateral, other than those contemplated by the Loan Documents and other pre-existing obligations of Borrower and Guarantors, without the prior written approval of the Agent.

SECTION 8.7. Investments; Loans. The Borrower will not otherwise acquire obligations or capital stock of, or loan or advance money to, any Person, other than (i) direct obligations of the United States, (ii) obligations insured by the Federal Deposit Insurance Corporation, (iii) obligations unconditionally guaranteed by the United States, and (iv) in the ordinary course of business.

SECTION 8.8. Dispositions. Except in the ordinary course of business, the Borrower and each Guarantor shall not voluntarily sell, assign, lease, transfer, trade, withdraw, redeem, substitute or otherwise dispose of any of the Collateral or any material assets of the Borrower or any Guarantor, or enter into any agreement to do so, without the Agent’s prior written consent; provided, that a Loan Party may not transfer any of its assets to an Excluded Subsidiary. The Borrower and the Guarantors shall not execute any other document, such as a Power of Attorney, or similar instrument, in favor of any person to deal with the Collateral.

SECTION 8.9. Dividends and Distributions. Except those payments to be issued to the holders of the Borrower’s Series A Convertible Preferred Stock, the Borrower will not, directly or indirectly, declare or pay any dividends on account of any equity securities of the Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such equity securities or agree to do any of the foregoing if, but only if, after taking into account the payment of such dividends or distributions the Borrower would fail to comply with Section 4.3 or if an Event of Default would otherwise occur or is then continuing.

SECTION 8.10. Financing Transactions. The Borrower and each Guarantor will not enter into any financing transactions that would result in Debt other than Permitted Debt, unless such financing transaction is in connection with a debt financing contemplated in Section 8.2(g), and amendment, modification or extension of debt set forth on Schedule 8.2 which does not result in a material adverse effect upon the Collateral or the Lenders, or a merger or acquisition by the Borrower or a Guarantors and such Borrower or Guarantor survives such merger.

SECTION 8.11. Changes in Organizational Documents. The Borrower and each Guarantor will not amend in any respect its certificate of organization, operating agreement or other organizational documents in a manner materially adverse to the Lenders.

SECTION 8.12. Reserved.

SECTION 8.13. Amendments of Material Contracts. The Borrower will not amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of any material contract if such amendment, modification, cancellation or termination would reasonably be expected to result in a Material Adverse Effect.

SECTION 8.14. Additional Guarantors and Collateral. If the Borrower or any Guarantor forms or acquires any Subsidiary after the Closing Date, the Borrower shall cause such Subsidiary to do the following within ten (10) Business Days (or such longer period as the Agent may permit) after such Person becomes a Subsidiary: (a) execute and deliver to the Agent, a joinder to the Guaranty and such amendments to this Agreement or the Guaranty and the Collateral Documents as the Agent reasonably deems necessary or advisable to grant to the Agent, for the benefit of the Lenders, a first priority security interest in the Equity Interests in such Subsidiary that is owned by any Loan Party, (b) deliver to the Agent the certificates, if any, representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (c) cause such Subsidiary (I) to become a party to this Agreement, the Guaranty and the Collateral Documents as a grantor and a Guarantor, including by executing and delivering to the Agent a joinder to the Guaranty, and (II) to take such actions reasonably necessary and required by the Collateral Documents to grant to the Agent for the benefit of the Lenders, a first priority security interest in the Collateral as described in the Collateral Documents with respect to such Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Agent, and (d) execute and deliver to the Agent any other documents reasonably requested by the Agent to document its rights hereunder and under the other Loan Documents, including opinions of counsel reasonably deemed appropriate or necessary by the Agent and such items as are consistent with Section 5.1.

SECTION 8.15. Further Assurances. The Borrower and each Guarantor will cooperate with the Agent and execute such further instruments and documents as the Agent shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

ARTICLE IX.

EVENTS OF DEFAULT

SECTION 9.1. Events of Default. If any of the following events (“Events of Default”) shall occur and, after written notice thereof by the Agent to the Borrower, shall not have been cured within three (3) calendar days (in the case of payment defaults); provided, however, that Borrower may not cure an Event of Default relying on this Section 9.1 more than once during the Term:

(a) Payment Failure. Any Loan Party shall fail to pay principal of or interest on the Note or other amounts due under the Note or this Agreement or any other Loan Document, when the same becomes due and payable under the terms hereunder or thereunder; or

(b) Breach of Representations or Warranties. Any representation or warranty of any Loan Party, or any certification or other material written statement of fact made or deemed made by such Loan Party or on behalf of such Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall prove to have been incorrect in any material respect when made or deemed made; or

(c) Breach of Covenant. Any Loan Party shall fail to perform or observe any term, covenant or agreement of such party contained herein or in any other Loan Document; or

(d) Cross-Default. Any Loan Party shall fail to pay any principal of, or premium or interest on, any Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) unless being contested in good faith, and such failure shall continue after the applicable grace or cure period, if any, specified in the agreement or instrument relating to such Debt; or any other event constituting a default (however defined) shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace or cure period, if any, specified in such agreement or instrument, which would give rise to a right to accelerate such Debt; or

(e) Insolvency. Any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party under the Bankruptcy Code or any other Debtor Law seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Laws, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this Subsection (e); or any Loan Party, ceases to be Solvent; or

(f) Sale of Assets. The Borrower and each Guarantor shall enter into any agreement or arrangement to sell, dispose, assign, exchange, gift, lease, pledge, hypothecate or otherwise transfer, directly or indirectly, in one transaction or a series of transactions, all or substantially all of the assets of Borrower or any Guarantor in violation of the terms herein or without prior written consent of the Agent; or

(g) Transfers. The Borrower and each Guarantor transfers or otherwise encumbers any portion of the Collateral in violation of the provisions of this Agreement; or

(h) Taxes. Except as permitted by Section 6.5, any of the Taxes are not paid on or before the date when the same are due and payable, or any federal tax Lien or state or local income tax Lien is filed against any Loan Party or the Collateral or an portion thereof and the same is not discharged of record within thirty (30) days after the same is filed; or

(i) Termination, Invalidity of Agreements or Interests. The Security Agreement or any other Loan Document or any interest of the Agent or Lenders thereunder shall, for any reason, be terminated, invalidated, void or unenforceable or any Loan Party shall fail to perform any obligation thereunder;

(j) Mechanic’s Liens. Any Collateral becomes subject to any mechanic’s, materialman’s or other Lien other than a Lien for local real estate taxes and assessments not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days; or any Loan Party transfers or otherwise encumbers any portion of the Collateral in violation of the provisions of this Agreement; or

(k) Change of Control. Any Change of Control event occurs; or

(l) Loss of Material License or Permits. The loss or suspension of any Loan Party’s licenses or permits if such loss or suspension would reasonably be expected to result in a Material Adverse Effect; or

(m) Cessation of Business. The cessation of a substantial part of the business of the Borrower or any Guarantor; or

(n) Liquidation. The Borrower and each Guarantor shall attempt to liquidate or dissolve itself without the prior written consent of the Agent; or

(o) Judgments. A final judgment or judgments for the payment of money in excess of One Hundred Thousand and No/100 US Dollars ($100,000.00) in the aggregate (excluding any amounts covered by insurance) at any time outstanding shall be rendered against any Guarantor or the Borrower, and the same shall not, within thirty (30) days after the entry thereof have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged pending prior to the expiration of any such stay; or

(p) Forfeiture. Any Governmental Authority seizes any portion of the Collateral seeking forfeiture, whether or not a judicial forfeiture proceeding has commenced;

then, and in any such event, Agent (after providing the notice and opportunity to cure set forth in the first clause of this Section 9.1) may, by notice to the Borrower, declare the principal amount of the Note, all interest thereon, the Exit Fee (if applicable), and all other Obligations or amounts payable under this Agreement or any other Loan Document to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and all interest on and principal of all other Debt owed by the Borrower to the Lenders shall likewise become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided however, that in the case of any Default pursuant to Subsection (e), (i) or (n) of this Section 9.1, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. A late fee equal to ten percent (10%) will be applied to any and all payments which are received after the expiration of the applicable cure period set forth in the first clause of this Section 9.1.

ARTICLE X.

MISCELLANEOUS

SECTION 10.1. Survival of Representations and Warranties. All representations and warranties in each Loan Document shall survive the delivery of the Note and the making of the Term Loan, and shall continue after the repayment of the Note and the Maturity Date until all outstanding Obligations are paid in full, and any investigation at any time made by or on behalf of the Lenders shall not diminish the Lenders’ right to rely thereon.

SECTION 10.2. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and by the Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10.3. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be effective when actually delivered addressed as follows:

if to the Borrower or any Guarantor:

Borrower / Guarantor

c/o Vivakor, Inc.

5220 Spring Valley Road, Suite 500

Dallas, TX 75242

Telephone: (318) 469-3084

E-mail:	jballengee@vivakor.com
pknapp@vivakor.com
Attn:	James Ballengee
Pat Knapp

with a copy to (which shall not constitute notice):

Law Offices of Craig V. Butler

300 Spectrum Center Drive, Suite 300

Irvine, CA 92618

Attention: Craig V. Butler, Esq.

if to the Agent:

Cedarview Capital Management LLC

1067 Broadway

Woodmere, NY 11598

Attention: Burton Weinstein

with a copy to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, NY 10019

Attention: Jason S. Saltsberg, Esq.

or as to the Borrower, a Guarantor, the Lenders, or Agent at such other address as shall be designated by such party in a written notice to the other parties.

SECTION 10.4. No Waiver; Remedies. No failure on the part of the Agent or the Lenders to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.5. Indemnification. The Borrower and each Guarantor shall, jointly and severally, indemnify and hold the Agent and the Lenders and their respective officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Loan Document, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto (including, without limitation, brokerage commissions alleged to be due on account of the placing of the investment), including amounts paid in settlement, court costs, and the fees and expenses of counsel except that the Borrower and Guarantors shall not have any obligation under this Section 10.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of the Borrower as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 10.5 may be unenforceable because it violates any law or public policy, the Borrower and the Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to the Agent or Lenders, as applicable, in satisfaction of indemnified matters under this Section 10.5. To the extent permitted by applicable law, the Borrower and the Guarantors shall not assert, and the Borrower and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Loan Document or any undertaking or transaction contemplated hereby. All amounts due under this Section 10.5 shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 10.6. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the outstanding obligations of the Borrower now or hereafter existing under any Loan Document, whether or not such Lender shall have made any demand under the Note. Each Lender agrees to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 10.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.

SECTION 10.7. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors, the Agent and the Lenders and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and the Lenders and their respective successors and assigns, except that neither the Borrower, nor the Guarantors, nor the Lenders (except as provided in Section 10.8) shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other parties hereto.

SECTION 10.8. Assignments and Participations.

(a) Generally. Each Lender may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Note held by it) to any Person with the written consent of the Agent (such consent not to be (i) unreasonably withheld, delayed or conditioned, (ii) upon the occurrence of an Event of Default, required, or (iii) required if such assignment is to an Affiliate of such Lender or to an Approved Fund of such Lender); provided that such assignee signs a joinder to this Agreement and such assignment is recorded in accordance with Section 10.8(e) (and any other attempted assignment shall be null and void).

(b) Participations. Each Lender may at any time grant to any Person (each a “Participant”) participating interests in its Commitment or the obligations owing to such Lender hereunder. No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Term Loan or a portion thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Term Loan or other obligations under the Loan Documents (the “Participant Register”) and any attempted sale of a participation that is not recorded in accordance with this Section 10.8(b) shall be null and void; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c) Information to Assignee, Etc. Each Lender may furnish any information concerning the Borrower, or any Guarantor in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and Participants); provided, however, that such Lender may not disclose or disseminate the Borrower’s or any Guarantor’s financial statements (or extracts thereof or information contained in such financial statements) to any Person or entity outside of such Lender’s organization without the prior written consent of such Borrower or such Guarantor as applicable (which consent shall not be unreasonably withheld, delayed or conditioned), unless such prospective Lender agrees in writing to confidentiality provisions consistent with the provisions of Section 10.15. In connection with such negotiation, execution and delivery, the Borrower and each Guarantor authorize the Agent and Lenders to communicate all information and documentation related to the Term Loan (whether to Borrower or a Guarantor or to any assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.

(d) Cooperation; Costs and Expenses. In connection with any such sale, syndication, assignment or participation, each of the Borrower and each Guarantor further agrees that it shall be responsible for its own costs and expenses in connection with such transaction and that the Loan Documents and other related documents shall be sufficient evidence of the obligations of the Borrower and each Guarantor to each purchaser, assignee or participant and upon written request by the Agent, the Borrower and each Guarantor shall enter into such amendments or modifications to the Loan Documents and other related documents as may be reasonable required in order to evidence any such sale, syndication, assignment or participation.

(e) Register. The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its principal office a copy of each assignment and assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

SECTION 10.9. Limitation on Agreements. All agreements between the Borrower, the Guarantors, the Agent or the Lenders, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made in respect of an amount due under any Loan Document or otherwise, shall the amount paid, or agreed to be paid, to the Lenders for the use, forbearance, or detention of the money to be loaned under the Note or any other Loan Document or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other Loan Document exceed the Highest Lawful Rate. If, as a result of any circumstance whatsoever, fulfillment of or compliance with any provision hereof or of any of such documents at the time performance of such provision shall be due or at any other time shall involve exceeding the amount permitted to be contracted for, taken, reserved, charged or received by the Lenders under applicable usury or similar law, then, ipso facto, the obligation to be fulfilled or complied with shall be reduced (firstly by reducing the stated interest rate and thereafter, if and to the extent required, by reducing any other amount comprising interest) to the limit prescribed by such applicable usury or similar law, and if, from any such circumstance, the Lenders shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Highest Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of the Note or the amounts owing on other obligations of the Borrower to the Lenders under any Loan Document and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Note and the amounts owing on other obligations of the Borrower to the Lenders under any Loan Document, as the case may be, such excess shall be refunded to the Borrower. All sums paid or agreed to be paid to the Lenders for the use, forbearance, or detention of the indebtedness of the Borrower to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Highest Lawful Rate. Notwithstanding anything to the contrary contained in any Loan Document, it is understood and agreed that if at any time the rate of interest which accrues on the outstanding principal balance of the Note shall exceed the Highest Lawful Rate, the rate of interest which accrues on the outstanding principal balance of the Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the rate of interest which accrues on the outstanding principal balance of the Note shall not reduce the rate of interest which accrues on the outstanding principal balance of such Note below the Highest Lawful Rate until the total amount of interest accrued on the outstanding principal balance of the Note, taken in the aggregate, equals the amount of interest which would have accrued if such interest rate had at all times been in effect and not been reduced. In the event that any rate of interest under the Note or any Loan Document is reduced due to the effect of this Section 10.9 and there is a subsequent increase in the Highest Lawful Rate, such interest rate shall, automatically without any action of the Borrower, the Agent or Lenders, be increased to the then applicable Highest Lawful Rate. The terms and provisions of this Section 10.9 shall control and supersede every other provision of all Loan Documents.

SECTION 10.10. Severability. In case any one or more of the provisions contained in any Loan Document to which the Borrower or any Guarantor is a party or in any instrument contemplated thereby, or any application thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained therein, and any other application thereof, shall not in any way be affected or impaired thereby.

SECTION 10.11. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Utah applicable to contracts made and to be performed entirely within such state without regards to the conflicts of laws principles thereof other than mandatory provisions of law.

SECTION 10.12. SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER, EACH GUARANTOR, THE AGENT AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING OF A COPY THEREOF (BY REGISTERED OR CERTIFIED MAIL OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL POSTAGE PREPAID) TO THE ADDRESS SET FORTH IN SECTION 10.3 HEREOF OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED IN WRITING PURSUANT TO SECTION 10.3; AND

(d) WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY LEGAL ACTION ARISING UNDER THIS AGREEMENT.

SECTION 10.13. Commercial Loan. The Term Loan is not a consumer loan, and each Loan Party understands, acknowledges and agrees that the Real Estate Settlement Procedures Act and its implementing regulation, Regulation X, and the Truth in Lending Act and its implementing regulation, Regulation Z, do not apply to the Term Loan.

SECTION 10.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document (other than the Note) by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.

SECTION 10.15. Confidentiality. Each Loan Party agrees, and agrees to cause each of its Affiliates, (i) not to transmit or disclose any provision of any Loan Document to any Person (other than (1) to such Loan Party’s employees, auditors, advisors, consultants, Affiliates and counsel, (2) as may be required by statute, judicial decision, or judicial or administrative order, rule or regulations, (3) as may be agreed in advance by Loan Parties and Agent or as requested or required by any Governmental Authority pursuant to any subpoena or other process, (4) as to any such information that is or becomes generally available to the public (other than as a result of a prohibited disclosure by any Loan Party) or (5) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents) without Agent’s prior written consent, (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Each Loan Party agrees to submit to Agent and Agent reserves the right to review and approve all materials that such Loan Party or any of their respective Affiliates prepares that contain Agent’s or any Lender’s name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. No Loan Party shall, and shall not permit any of its Affiliates to, use Agent’s or any Lender’s name (or the name of any of their Affiliates) in connection with any of its business operations, including without limitation, advertising, marketing or press releases or such other similar purposes, without the Agent’s prior written consent (except as required by applicable law). Nothing contained in any Loan Document is intended to permit or authorize any Loan Party or any of their respective Affiliates to contract on behalf of the Agent.

ARTICLE XI.

RIGHTS AND DUTIES OF AGENT

SECTION 11.1. Appointment and Authority. Each of the Lenders hereby irrevocably appoints Cedarview Capital Management, LLC to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XI are solely for the benefit of the Agent and the Lenders, and neither the Borrower nor any other party to this Agreement shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 11.2. Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it was not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in the Agent’s individual capacity.

SECTION 11.3. Loan Information.

(a) Each of the Lenders acknowledge that it has received copies of all Loan Documents. At Lenders’ request from time to time, Agent shall provide Lenders with any available financial and nonfinancial information in Agent’s possession on Borrower, each Guarantor, all co-makers, and endorsers of the Term Loan, and all security for the Term Loan. Agent shall hold all writings pertaining to the Term Loan and shall maintain records pertaining to the Term Loan. At all reasonable times, Agent shall permit the Lenders to inspect and copy such writings and records. Agent shall provide to Lenders, promptly upon receipt by Agent, copies of all reports and other information required to be provided by Borrower and any Guarantor to Agent under this Agreement and any other material information otherwise received by Agent with respect to Borrower and any Guarantor.

(b) Nothing contained in this Section shall impose any liability upon Agent for its failure to provide Lenders any of such information or financial statements except for Agent’s own bad faith, willful misconduct, or gross negligence; and provided further, that Agent shall not be obligated to provide Lenders with any information in violation of applicable law or any contractual restrictions on the disclosure thereof.

(c) Agent shall have no responsibility to Lenders for any errors or omissions in any such reports, financial statements, or other information.

SECTION 11.4. Discretion; No Duty.

(a) Subject to the terms of this Agreement, Agent may take any action with respect to the Term Loan which Agent in its reasonable discretion deems proper. Agent shall not be liable for any error of judgment or for any action taken or omitted by it, except to the extent caused by its gross negligence or willful misconduct and causes actual damage to Lenders.

(b) Agent (1) may consult with legal counsel (including but not limited to counsel for Borrower), independent public accountants, and other experts selected by Agent and shall not be liable for any action taken or omitted in good faith in accordance with the advice of such counsel, accountants, or experts; and (2) shall incur no liability for acting upon any notice, consent, certificate, or other instrument or writing (which may be by facsimile or electronic mail) believed by Agent to be genuine and believed by Agent to be signed or sent by the proper party. Except as otherwise specifically provided in this Agreement, Agent shall not be compelled to do any acts hereunder or under any Loan Document or to take any action towards the execution or enforcement of the powers created under this Agreement or any Loan Document, or to prosecute or defend any suit in respect hereof or thereof.

SECTION 11.5. Voting Rights; Enforcement of Loan. Except as specifically provided in this Agreement, it is understood and agreed that the Agent may, without the prior written consent of the Lenders, (i) agree to the modification, waiver or release of any term or provision of the Loan Documents, (ii) give or withhold consents or approvals to any actions or failures to act by Borrower, (iii) exercise or refrain from exercising, or waive, any rights or powers or take or refrain from taking any actions which may be vested in the Agent or which the Agent may be entitled to take or assert under the Loan Documents, and (iv) take such other and further action as the Agent may deem necessary for the effective administration of the Term Loan; provided, however, no such amendment, waiver or consent shall, unless in writing and signed by all Lenders directly affected thereby, do any of the following:

(a) change the stated Maturity Date or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal (including any mandatory principal prepayments), interest, fees or other amounts due to Agent or any Lender under this Agreement or under any other Loan Document;

(b) reduce the principal of, or the rate of interest specified herein on, any portion of the Term Loan, or any fees or other amounts payable under any Loan Document; provided, however, that Agent may waive any obligation of Borrower to pay interest at the default rate specified in Section 2.4;

(c) increase the Commitment of any Lender;

(d) release all of the Collateral or the liability of the Borrower or any existing Guarantor except as expressly permitted herein;

(e) change the ranking or priority of the Term Loan or any security interest thereunder;

(f) subordinate the Term Loan or the Lenders’ interests;

(g) Any matter hereunder which requires the consent of “the Lenders” or “all Lenders” or words of similar effect; or

(h) change the priority of application of any payments, or the terms of Section 3.3.

SECTION 11.6. No Administration by Lenders; Resignation and Appointment of New Agent. Lenders shall have no right or responsibility to exercise any right, power or remedy under the Loan Documents except as otherwise set forth herein. Lenders acknowledge and agree that, except as specifically provided herein, or as directed by the Lenders, this Agreement does not confer on Lenders any right to consent to or sign modifications, waivers or releases of any of the Loan Documents except as provided in this Agreement. Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, the Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by the Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrower and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as the Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).

SECTION 11.7. Nature of Duties of Agent. Agent shall have no duties or responsibilities to Lenders except as expressly set forth in this Agreement. Agent’s duties hereunder shall be mechanical and administrative in nature. Agent shall not have by reason hereof a fiduciary relationship with respect to Lenders. Agent agrees to be bound by Lenders’ determinations made in connection with the Loan Documents so long as such determinations are made in good faith and in the absence of willful misconduct. Unless indemnified to the satisfaction of Agent against loss, cost, liability, and expense, Agent shall be under no duty to enforce any rights, remedies, powers, or privileges with respect to any enforcement of the obligations of the Borrower and each Guarantor under the Loan Documents and shall not be compelled to do any act hereunder or thereunder or to take any action toward the exercise or enforcement of the powers created by this Agreement or any of the Loan Documents, or to prosecute or defend any suit in respect hereof or thereof.

SECTION 11.8. Standard of Care. In making and handling the Term Loan, Agent will exercise the same care as a commercially reasonable agent would exercise, but Agent shall have no further responsibility to Lenders except as expressly provided herein.

SECTION 11.9. Indemnification. To the extent that Agent is not reimbursed and indemnified by the Borrower, and whether or not Agent has made demand on the Borrower for the same, the Lenders will, within five days of written demand by Agent, reimburse Agent for and indemnify Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, client charges and expenses of counsel or any other advisor to Agent), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s pro rata share, including, without limitation, advances and disbursements made; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final non-appealable judicial determination that such liability resulted from Agent’s gross negligence or willful misconduct. The obligations of the Lenders under this Section 11.9 shall survive the payment in full of the Term Loan and the termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

VIVAKOR, INC.,
a Nevada corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

GUARANTORS:

VIVAVENTURES MANAGEMENT COMPANY, INC.,
a Nevada corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAVENTURES OIL SANDS, INC.,
a Utah corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

SILVER FUELS DELHI, LLC,
a Louisiana limited liability company

By: VIVAKOR ADMINISTRATION, LLC, a Texas limited liability company, its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

[Signature Page(s) to Loan and Security Agreement]

WHITE CLAW COLORADO CITY LLC,
a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC, a Texas limited liability company, its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAVENTURES REMEDIATION CORPORATION,
a Texas corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAVENTURES ENERGY GROUP, INC.,
a Nevada corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

ENDEAVOR CRUDE, LLC,
a Texas limited liability

By: VIVAKOR ADMINISTRATION, LLC, a Texas limited liability company, its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

[Signature Page(s) to Loan and Security Agreement]

MERIDIAN EQUIPMENT LEASING LLC,
a Texas limited liability company,

By: VIVAKOR ADMINISTRATION, LLC, a Texas limited liability company, its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

SILVER FUELS PROCESSING LLC,
a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC, a Texas limited liability company, its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

[Signature Page(s) to Loan and Security Agreement]

AGENT:

CEDARVIEW CAPITAL MANAGEMENT, LLC,
a Delaware limited liability company

By:
Name:	Burton Weinstein
Title:	Manager

LENDER:

CEDARVIEW OPPORTUNITIES MASTER FUND LP,
a Delaware limited partnership

By:
Name:	Burton Weinstein
Title:	Managing Partner

[Signature Page(s) to Loan and Security Agreement]

Execution Copy

SCHEDULE A

Lender Commitments

Lender	Commitment ($)
Cedarview Opportunities Master Fund LP	$3,670,160.77
Total	$3,670,160.77

SCHEDULE B

Wire Instructions (for payments to Agent)

Bank Name:	TD Bank

Bank Address:	469 7th Avenue, New York, NY 10018

ABA #:	026-013-673

Account #:	4311275188

Account Name:	Cedarview Capital Management, LLC

Ref:	[Name of Sender / Subscriber]

Attention:

Burton Weinstein, Managing Partner

Telephone: (212) 375-6002

Fax: (212) 375-6030

bweinstein@cedarviewcapital.com

Joseph Sheinman, CFO

Telephone: (212) 375-6011

Fax: (212) 375-6030

jsheinman@cedarviewcapital.com

Esther Weinstein / Yael Goldberg, Controller

Telephone: (212) 375-6001/6014

Fax: (212) 375-6030

eweinstein@cedarviewcapital.com; ygoldberg@cedarviewcapital.com

SCHEDULE 8.2

Existing Debts and Permitted Liens*

Creditors

Justin Ellis

James K. Granger

Jorgan Development, LLC

Ballengee Holdings, LLC

Triple T Trading, LLC

Tyler Nelson

Novus Capital Group, LLC

National Buick GMC

Blue Ridge Bank, N.A.

U.S. Small Business Administration

Al Dali International for Gen. Trading & Cont. Co.

RSF, LLC

Keke Mingo

Maxus Capital Group, LLC

Ally Servicing LLC

Ford Motor Credit Company LLC

TD Auto Finance LLC

Pilot Travel Centers LLC

Pilot OFS Holdings LLC

b1Bank, a Louisana banking association

Agile Lending, LLC

Curve Capital LLC

*	Details regarding the Borrower’s existing debts and related security obligations can be found in the Borrower’s recent 10-K, 10-Q, and 8-Ks filed with the Securities and Exchange Commission.

EXHIBIT A

(see attached)

NOTE

$3,670,160.77	October [ ], 2024

FOR VALUE RECEIVED, the undersigned (the “Borrower”), HEREBY PROMISES TO PAY to the order of Cedarview Opportunities Master Fund LP, a Delaware limited partnership the (“Lender”), on or before the Maturity Date (as such term is defined in the Loan Agreement (as defined below)), the principal sum of THREE MILLION SIX HUNDRED SEVENTY THOUSAND ONE HUNDRED AND SIXTY and 77/100 Dollars ($3,670,160.77) in accordance with the terms and provisions of that certain Loan and Security Agreement, dated as of the date hereof, by and among the Borrower, VivaVentures Management Company, Inc., a Nevada corporation, VivaVentures Oil Sands, Inc., a Utah corporation, Silver Fuels Delhi, LLC, a Louisiana limited liability company, White Claw Colorado City LLC, a Texas limited liability company, VivaVentures Remediation Corporation, a Texas corporation, and VivaVentures Energy Group, Inc., a Nevada corporation, Endeavor Crude, LLC, a Texas limited liability company, Equipment Transport, LLC, a Pennsylvania limited liability company, Meridian Equipment Leasing LLC, a Texas limited liability company, Silver Fuels Processing LLC, a Texas limited liability company (each, a “Guarantor” and, collectively, the “Guarantors”), Cedarview Capital Management, LLC, a Delaware limited liability company, as Agent, and the Lenders party thereto (as same may be amended, modified, increased, supplemented and/or restated from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement).

The outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on the Maturity Date. The Borrower promises to pay interest on the unpaid principal balance of this Note from the Issue Date until the principal balance thereof is paid in full. Interest shall accrue on the outstanding principal balance of this Note from and including the Issue Date to but not including the Maturity Date at the rate or rates, and shall be due and payable on the dates and paid in accordance with the terms and conditions, set forth in the Loan Agreement.

Payments of principal, and all amounts due with respect to costs and expenses pursuant to the Loan Agreement, shall be made in lawful money of the United States of America in immediately available funds, without deduction, set-off or counterclaim to the Lender to the account maintained by the Agent not later than 11:59 a.m. (New York time) on the dates on which such payments shall become due pursuant to the terms and provisions set forth in the Loan Agreement. Payments of interest shall be payable in accordance with the provisions of the Loan Agreement. The Obligations of the Borrower under this Note and any additional note issued hereunder are secured in accordance with the terms of the Collateral Documents.

If any payment of principal or interest on this Note shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

This Note is the Note provided for in, and is entitled to the benefits of, the Loan Agreement, which Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions and with the effect therein specified, and provisions to the effect that no provision of the Loan Agreement or this Note shall require the payment or permit the collection of interest in excess of the Highest Lawful Rate.

Borrower hereby authorizes Agent to record in its books and records the date all payments of principal amounts in respect of the Term Loan made after the date hereof, which records shall, absent manifest error, be conclusive evidence of the outstanding principal amount evidenced by this Note; provided, however, that the failure by Agent to make any such notation with respect to payment shall not limit or otherwise effect the obligations of Borrower under this Note.

The Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security hereof, in whole or in part, with or without notice, before or after maturity.

This Note shall be binding upon the Borrower and its successors and assigns and the terms hereof shall inure to the benefit of the Lender and its successors and assigns including subsequent holders hereof (collectively, “Assignees”), except that the Borrower may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Lender (which consent shall be in the sole and absolute discretion of the Lender). The term “Lender” as used in this Note shall be deemed to include the Lender and its Assignees. The Lender shall, upon notice to the Borrower, have the unrestricted right at any time or from time to time, and without the Borrower’s consent, to assign all or any portion of its rights and obligations hereunder to any other person, which shall thereupon become vested with all the powers and rights above given to the Lender in respect thereof; provided, however, that any such assignment or transfer of this Note shall be made in accordance with all applicable securities laws. The Lender agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Note and to any other documents, instruments and agreements executed in connection herewith as the Lender shall reasonably deem necessary to effect the foregoing. In addition, at the request of the Lender and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Lender has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory note held by the Lender prior to such assignment shall reflect the principal amount of this Note held by such Assignee and the Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation reasonably required by the Lender in connection with such assignment, and the payment by the Assignee of the purchase price agreed to by the Lender and such Assignee, such Assignee shall be a holder of this Note shall have all of the rights and obligations of the Lender hereunder (and any other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender pursuant to the assignment documentation between the Lender and such Assignee, and the Lender shall be released from any obligations it may have hereunder and thereunder to a corresponding extent, subject to the terms of the Loan Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

[Signature Page Follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered effective as of the date first above written.

VIVAKOR, INC.,
a Nevada corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

[Signature Page to Note]

EXHIBIT B

Guaranty

GUARANTY

THIS GUARANTY (this “Guaranty”) is made as of October 31, 2024, by VivaVentures Management Company, Inc., a Nevada corporation, VivaVentures Oil Sands, Inc., a Utah corporation, Silver Fuels Delhi, LLC, a Louisiana limited liability company, White Claw Colorado City LLC, a Texas limited liability company, VivaVentures Remediation Corporation, a Texas corporation, VivaVentures Energy Group, Inc., a Nevada corporation, Endeavor Crude, LLC, a Texas limited liability company, Meridian Equipment Leasing LLC, a Texas limited liability company and Silver Fuels Processing LLC, a Texas limited liability company (each, a “Guarantor” and, collectively, the “Guarantors”), in favor of Cedarview Capital Management, LLC, a Delaware limited liability company (the “Agent”) on behalf of the lenders under the Loan Agreement (as defined below) (including their respective successors, transferees and assigns, collectively, “Lenders”; each individually, a “Lender”).

RECITALS:

WHEREAS, Lenders, Agent, the Guarantors and Vivakor, Inc., a Nevada corporation (the “Borrower”), have entered into that certain Loan and Security Agreement, dated as of the date hereof (as it may hereafter be modified, supplemented, extended, or renewed and in effect from time to time, the “Loan Agreement”), which Loan Agreement sets forth the terms and conditions of Borrower’s obligations under the Loan Documents (said obligations being referred to herein as the “Obligations”), all capitalized terms used and not defined in this Guaranty shall have the meaning given to such terms in the Loan Agreement, and this Guaranty is one of the Loan Documents described in the Loan Agreement;

WHEREAS, each Guarantor is an Affiliate of Borrower and will receive direct or indirect benefit from Lenders’ making of the Obligations to Borrower;

WHEREAS, the Obligations are evidenced by those certain promissory notes executed by Borrower and payable to the order of a Lender (such promissory notes, as they may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal, or extension thereof, in whole or in part, collectively, the “Note”).

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to Lenders to extend credit to Borrower, each Guarantor hereby jointly and severally guarantees to Agent on behalf Lenders, the prompt and full payment and performance of the Guaranteed Obligations of Borrower (defined below), this Guaranty being upon the following terms and conditions:

1. Guaranteed Obligations of Borrower. Each Guarantor hereby unconditionally and irrevocably jointly and severally with the other Guarantors guarantees to Agent on behalf of Lenders the punctual payment when due, and not merely the collectability, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter the payment of the Guaranteed Obligations of Borrower. As used herein, the term “Guaranteed Obligations of Borrower” shall mean: (i) any and all interest payments for which Borrower shall be liable to Lenders pursuant to the Loan Documents and (ii) upon the occurrence of a Guarantor Recourse Event (as defined below), any and all obligations (including, without limitation, payment of the Debt (as defined below) in full) and liabilities of Borrower for which Borrower shall be liable to Agent and/or Lender pursuant the Loan Agreement. As used herein, the term “Guarantor Recourse Event” shall mean: (i) the first time a monthly payment of Cash Interest due pursuant to the Loan Documents is not paid in full when due, and not cured within any applicable grace or cure period; (ii) the first time any fee payable to the Agent or Lender pursuant to the Loan Documents is not paid in full when due, and not cured within any applicable grace or cure period; (iii) the first time the Minimum Interest is not paid in full when due, and not cured within any applicable grace or cure period; (iv) the dissolution, bankruptcy and/or insolvency of any Guarantor or the Borrower; (v) fraud or material intentional misrepresentation by the Borrower or any Guarantor or any of their respective principals (if any) or (vi) the Borrower or any Guarantor or any of their respective principals (if any) hindering or contesting (except by way of raising any good faith defenses), or causing another person or entity to hinder or contest, Agent’s exercise of its remedies under the Loan Documents.

2. Certain Agreements and Waivers by Guarantors.

(a) Each Guarantor hereby agrees that each of the following shall constitute “Events of Default” hereunder (i) the occurrence of a default by any Guarantor in payment of the Guaranteed Obligations of Borrower, or any part thereof, when such indebtedness becomes due, and the applicable grace or cure period had expired, and (ii) the dissolution, bankruptcy and/or insolvency of any Guarantor.

(b) Upon the occurrence of any Event of Default hereunder, the Guaranteed Obligations of Borrower, for purposes of this Guaranty, shall be deemed immediately due and payable at the election of Agent. Each Guarantor shall, on written demand, pay the Guaranteed Obligations of Borrower to Agent. It shall not be necessary for Agent, in order to enforce such payment, first to (i) institute suit or pursue or exhaust any rights or remedies against Borrower or others liable for the Obligations together with all interest accrued and unpaid thereon and all other sums due to Agent and/or Lender in respect of the Obligations pursuant to the Loan Documents (the “Debt”), (ii) enforce any rights against any security that shall ever have been given to secure the Debt, (iii) join Borrower or any others liable for the payment or performance of the Guaranteed Obligations of Borrower or any part thereof in any action to enforce this Guaranty and/or (iv) resort to any other means of obtaining payment or performance of the Guaranteed Obligations of Borrower.

(c) In the event any payment by Borrower or any other Person to Agent or Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason Agent or any Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or any other party to Agent or any such Lender, as applicable, shall not constitute a release of any Guarantor from any liability hereunder and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Agent or such Lender of this Guaranty or of any Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Agent or any Lender, as applicable, or paid by Agent or Lender, as applicable, to another Person (which amounts shall constitute part of the Guaranteed Obligations of Borrower), and any interest paid by Agent or any Lender and any attorneys’ fees, costs and expenses paid or incurred by Agent or Lender in connection with any such event. If acceleration of the time for payment of any amount payable by Borrower under any Loan Document is stayed or delayed by any law or tribunal, any amounts due and payable hereunder shall nonetheless be payable by any Guarantor on demand by Agent.

3. Subordination. If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to any Guarantor:

(a) indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing same shall, at all times, be subordinate in all respects to the Guaranteed Obligations of Borrower and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations of Borrower;

(b) No Guarantor shall be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to any Guarantor until the Guaranteed Obligations of Borrower have been fully and finally paid and performed except as otherwise set forth in the Loan Agreement;

(c) Each Guarantor hereby assigns and grants to Agent on behalf of Lender a security interest in all such indebtedness and security therefor, if any, of Borrower to such Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall have occurred or be continuing hereunder or under any of the other Loan Documents), dividends and payments that are payable upon any obligation of Borrower to a Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations of Borrower have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, a Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 3, such Guarantor shall pay the same to Agent immediately, such Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for Agent and shall have absolutely no dominion over the same except to pay it immediately to Agent; and

(d) Each Guarantor shall promptly upon request of Agent from time to time execute such documents and perform such acts as Agent may require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section.

4. Other Liability of Guarantor or Borrower. If any Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Agent or Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Agent and Lender hereunder shall be cumulative of any and all other rights that Agent and Lender may have against such Guarantor.

5. Assignment by Agent. This Guaranty is for the benefit of Agent and Lender and their successors and assigns, and in the event of an assignment of the Guaranteed Obligations of Borrower, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations of Borrower so assigned, may be transferred with such Guaranteed Obligations of Borrower. Each Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations of Borrower, or any part thereof, and agrees that failure to give notice will not affect the liabilities of Guarantor hereunder.

6. Binding Effect. This Guaranty is binding not only on each Guarantor, but also on each of the Guarantor’s respective successors and assigns. Without limitation of any other term, provision or waiver contained herein, each Guarantor hereby acknowledges and agrees that he or she, as applicable, has been furnished true, complete and correct copies of the Loan Documents and has reviewed the terms and provisions thereof (including, without limitation, the Guaranteed Obligations of Borrower).

7. Nature of Guaranty. Each Guarantor hereby acknowledges and agrees that this Guaranty (a) is a guaranty of payment and not only of collection and that each Guarantor is jointly and severally with the other Guarantors liable hereunder as a primary obligor, (b) shall only be deemed discharged after the indefeasible satisfaction in full of the Guaranteed Obligations of Borrower and the Debt, (c) shall not be reduced, released, discharged, satisfied or otherwise impacted in connection with (i) any act or occurrence that might, but for the provisions hereof, be deemed a legal or equitable reduction, satisfaction, discharge or release and/or (ii) Agent or Lenders’ enforcement of remedies under the Loan Documents and (d) shall survive the foregoing and shall not merge with any resulting foreclosure deed, deed in lieu or similar instrument (if any).

8. Governing Law. The governing law and related provisions set forth in Section 10.11 of the Loan Agreement are hereby incorporated by reference as if fully set forth herein (with the Guarantors substituted in all places where Borrower appears thereunder) and shall be deemed fully applicable to each Guarantor hereunder. Each Guarantor hereby certifies that it or he has received and reviewed the Loan Agreement (including, without limitation, Section 10.11 thereof). In the event of any conflict or inconsistency between the terms and conditions thereof and this Section 8, this Section 8 shall control.

9. Invalidity of Certain Provisions. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable legal requirements.

10. Attorneys’ Fees, Costs and Expenses of Collection. The Guarantors jointly and severally agree to pay on demand all attorneys’ fees, costs and expenses and all other costs and expenses incurred by Agent and/or Lenders in the enforcement of or preservation of Agent and Lenders’ rights under this Guaranty including, without limitation, all court costs, whether or not suit is filed herein, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor. Each Guarantor jointly and severally with the other Guarantors agrees to pay interest on any expenses or other sums due to Agent and Lenders under this Section 10 that are not paid when due, at a rate per annum equal to the interest rate provided for in the Loan Agreement. Guarantor’s obligations and liabilities under this Section 10 shall survive any payment or discharge in full of the Guaranteed Obligations of Borrower.

11. Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

12. Controlling Agreement. It is not the intention of Agent, Lenders or any Guarantor to obligate any Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable legal requirements. Should it be determined that any portion of the Guaranteed Obligations of Borrower or any other amount payable by any Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that such Guarantor, in such Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable legal requirements, the obligation of such Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable legal requirements.

13. Notices. Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Guaranty shall be given in accordance with the applicable terms and conditions of the Loan Agreement. Notices to any Guarantor shall be addressed as follows:

Guarantor

c/o Vivakor, Inc.
5220 Spring Valley Road, Suite 500

Dallas, TX 75242
Telephone: 318 469 3084

E-mail: jballengee@vivakor.com

14. Cumulative Rights. The exercise by Agent or Lenders of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. Agent and Lenders shall have all rights, remedies and recourses afforded to Agent and Lenders by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against any Guarantor or others obligated for the Guaranteed Obligations of Borrower, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole discretion of Agent or Lenders, as applicable, (c) may be exercised as often as occasion therefor shall arise, it being agreed by each Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies, or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of any Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by Agent or Lenders shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on any Guarantor in any case shall of itself entitle such Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of Agent or Lenders with respect hereto, or any default or breach, can be waived, nor can this Guaranty or any Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed, and delivered to such Guarantor, by Agent.

15. Subrogation. Notwithstanding anything to the contrary contained herein, (a) no Guarantor shall have any right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Guaranteed Obligations of Borrower, until the Guaranteed Obligations of Borrower have been fully and finally paid, and (b) if any Guarantor is or becomes an “insider” (as defined in Section 101 of the Bankruptcy Code) with respect to Borrower, then such Guarantor hereby irrevocably and absolutely waives any and all rights of contribution, indemnification, reimbursement or any similar rights against Borrower with respect to this Guaranty (including any right of subrogation, except to the extent of collateral held by Agent), whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that no Guarantor shall be deemed to be a “creditor” (as defined in Section 101 of the Bankruptcy Code) of Borrower by reason of the existence of this Guaranty in the event that either one of the Borrower or a Guarantor becomes a debtor in any proceeding under the Bankruptcy Code. This waiver is given to induce Lender to make the Term Loan as evidenced by the Note to Borrower.

16. Further Assurances. Each Guarantor at such Guarantor’s expense will promptly execute and deliver to Agent upon Agent’s request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of such Guarantor under this Guaranty.

17. No Fiduciary Relationship. The relationship between Agent and Lenders, respectively, and each Guarantor, is solely that of lender and guarantor. Neither Agent nor any Lender has a fiduciary or other special relationship with or duty to any Guarantor and none are created hereby or may be inferred from any course of dealing or act or omission of Agent or any Lender.

18. Interpretation. If this Guaranty is signed by more than one Person as “Guarantor”, then the term “Guarantor” as used in this Guaranty shall refer to all such Persons jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guaranty are made by and shall be binding upon each and every such undersigned Person, jointly and severally and Agent may pursue any Guarantor hereunder without being required (i) to pursue any other Guarantor hereunder or (ii) pursue rights and remedies under the Loan Agreement and/or applicable legal requirements with respect to the Collateral or any other Loan Documents.

19. Time of Essence. Time shall be of the essence in this Guaranty with respect to all of each Guarantor’s obligations hereunder.

20. Execution. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which together shall constitute one and the same agreement.

21. Entire Agreement. This Guaranty embodies the entire agreement between Agent, and Lenders, respectively, and each Guarantor with respect to the guaranty by such Guarantor of the Guaranteed Obligations of Borrower. This Guaranty supersedes all prior agreements and understandings, if any, with respect to guaranty by each Guarantor of the Guaranteed Obligations of Borrower. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective as to each Guarantor upon execution by such Guarantor and delivery to Agent. This Guaranty may not be modified, amended or superseded except in a writing signed by Agent and each Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

22. WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SUCH GUARANTOR AND AGENT AND/OR LENDERS MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS GUARANTY AND ANY OTHER LOAN DOCUMENT. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH GUARANTOR, AND EACH GUARANTOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT OR HE HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF HIS OR HER OWN FREE WILL, AS APPLICABLE, AND THAT HE OR SHE, AS APPLICABLE HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

23. Consent to Jurisdiction. Each Guarantor irrevocably submits generally and unconditionally for itself and in respect of its property to the nonexclusive jurisdiction of the federal and state courts located in the State of Utah over any suit, action or proceeding arising out of, or relating to, this Guaranty, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection that such Guarantor may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claims that any such suit, action or proceeding is brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon each Guarantor and may be enforced in any court in which such Guarantor is subject to jurisdiction, by a suit upon such judgment provided that service of process is effected upon a Guarantor as provided in the Loan Documents or as otherwise permitted by applicable legal requirements. Each Guarantor hereby releases, to the extent permitted by applicable legal requirements, all errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which such Guarantor may otherwise be entitled under the laws of the United States of America or of any state of possession of the United States of America now in force and which may hereinafter be enacted. The authority and power to appear for and enter judgment against a Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as Agent shall deem necessary and desirable, for all of which this Guaranty shall be sufficient warrant.

24. Waivers.

(a) Each Guarantor hereby agrees that neither Agent’s nor Lenders’ rights or remedies nor such Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, and the liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of (and each Guarantor hereby waives any rights or protections related to):

(i) any limitation of liability or recourse in any other Loan Document or arising under any law;

(ii) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration;

(iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations of Borrower;

(iv) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations of Borrower, including any impairment of a Guarantor’s recourse against any Person or collateral;

(v) whether express or by operation of law, any partial release of the liability of a Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by Agent or Lenders covering all or any part of the Guaranteed Obligations of Borrower, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release or settlement of Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations of Borrower;

(vi) the death, insolvency, bankruptcy, disability, dissolution, liquidation, termination, receivership, reorganization, merger, amalgamation, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other party at any time liable for the payment or performance of any or all of the Guaranteed Obligations of Borrower;

(vii) either with or without notice to or consent of a Guarantor: any renewal, extension, modification or rearrangement of the terms of any or all of the Guaranteed Obligations of Borrower and/or any of the Loan Documents;

(viii) any neglect, lack of diligence, delay, omission, failure, or refusal of Agent or Lenders to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations of Borrower, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations of Borrower;

(ix) any failure of Agent or Lenders to notify a Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations of Borrower or any part thereof, or of any Loan Document, or of any release of or change in any security, or of any other action taken or refrained from being taken by Agent or Lenders against Borrower or any security or other recourse, or of any new agreement between Agent or Lenders and Borrower, it being understood that neither Agent nor Lenders shall not be required to give a Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations of Borrower, any and all rights to notice a Guarantor may have otherwise had being hereby waived by each Guarantor, and each Guarantor shall be responsible for obtaining for itself information regarding Borrower, including, but not limited to, any changes in the business or financial condition of Borrower, and each Guarantor acknowledges and agrees that neither Agent nor Lenders shall have no duty to notify any Guarantor of any information which Agent or Lenders may have concerning Borrower;

(x) if for any reason Agent or any Lender is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Obligations of Borrower or pay the amount thereof to someone else;

(xi) the making of advances by Agent or any Lender to protect its interest in the Collateral, preserve the value of the Collateral or for the purpose of performing any term or covenant contained in any of the Loan Documents;

(xii) the existence of any claim, counterclaim, set off, recoupment, reduction or defense based upon any claim or other right that a Guarantor may at any time have against the Borrower, Agent, Lender, or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, or any other Loan Document;

(xiii) the unenforceability of all or any part of the Guaranteed Obligations of Borrower against Borrower, whether because the Guaranteed Obligations of Borrower exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations of Borrower, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower have any valid defense, claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that each Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations of Borrower, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations of Borrower);

(xiv) any order, ruling or plan of reorganization emanating from proceedings under any bankruptcy or similar insolvency laws with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations of Borrower, whether or not consented to by Agent or Lenders; and/or

(xv) any partial or total transfer, pledge and/or reconstitution of Borrower and/or any direct or indirect owner of Borrower (regardless of whether the same is permitted under the Loan Documents).

(xvi) This Guaranty shall be effective as a waiver of, and each Guarantor hereby expressly waives:

(xvii) any and all rights to which a Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require Agent or Lenders to take prior recourse or proceedings against any collateral, security or Person whatsoever;

(xviii) any other circumstance that may constitute a defense of Borrower or a Guarantor hereunder and/or under the other Loan Documents; and

(xix) any right and/or requirement of or related to notice, presentment, protest, notice of protest, further notice of nonpayment, notice of dishonor, default, nonperformance, intent to accelerate, acceleration, existence of the Debt and/or any amendment or modification of the Debt.

25. Representations, Warranties and Covenants of Each Guarantor. Each Guarantor hereby makes the following representations, warranties and covenants (each of which shall remain materially true and correct during the term hereof):

(a) This Guaranty and the other Loan Documents to which a Guarantor is a party constitutes when delivered, valid and binding obligations of such Guarantor, enforceable in accordance with their respective terms;

(b) There is no existing event of default, and no event has occurred which with the passage of time or the giving of notice or both will constitute an event of default, under any agreement to which such Guarantor is a party, the effect of which event of default will impair performance by such Guarantor of such Guarantor’s obligations pursuant to and as contemplated by the terms of this Guaranty, and neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof (i) will violate any presently existing provision of law or any presently existing regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, or (ii) will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of such Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which such Guarantor is a party or by which such Guarantor or any of such Guarantor’s property may be subject, or in the event of any such conflict, the required consent or waiver of the other party or parties thereto has been validly granted, is in full force and effect, is valid and sufficient therefor and has been approved in writing by Agent;

(c) There are no actions, suits or proceedings pending or threatened against such Guarantor before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind that will adversely affect performance by such Guarantor of such Guarantor’s obligations pursuant to and as contemplated by the terms and provisions of this Guaranty;

(d) Neither this Guaranty nor any document, financial statement, credit information, certificate or statement heretofore furnished or required herein to be furnished to Agent and/or Lenders by such Guarantor contains any untrue statement of fact or omits to state a fact material to this Guaranty; and

(e) Each of the representations and covenants of and/or relating to such Guarantor set forth in the other Loan Documents are hereby re-made by such Guarantor and incorporated herein by reference as if fully set forth herein.

26. Financial Covenants of Guarantor.

(a) Each Guarantor (i) shall keep and maintain complete and accurate books and records and (ii) shall permit Agent and any authorized representatives of Agent to have access to and to inspect, examine and make copies of the books and records, any and all financial accounts, financial data and other documents of such Guarantor, at all reasonable times, during normal business hours, at such Guarantor’s address for notices as set forth herein upon the giving of reasonable notice of such intent. Each Guarantor shall also provide to Agent, upon Agent’s reasonable request, such proofs of payments, costs, expenses, revenues and earnings, and other documentation as Agent may reasonably request, from time to time, and with such other information, in such detail as may reasonably be required by Agent.

(b) On the date hereof and immediately following the effectiveness of this Guaranty, each Guarantor will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to each Guarantor on a particular date, that on such date (A) the present fair market value (or present fair saleable value) of the assets of such Guarantor are not less than the total amount required to pay the probable liabilities of such Guarantor on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) such Guarantor is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) such Guarantor is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (D) such Guarantor is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Guarantor is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

27. Replacement Guarantors. The death or incompetency of a Guarantor shall be an Event of Default hereunder (a “Specified EOD”) unless such Guarantor is replaced in accordance with this Section 27. In connection with the occurrence of a Specified EOD, Borrower shall be permitted to substitute a replacement guarantor and no “Event of Default” shall be deemed to have occurred hereunder as a result thereof, provided, that (a) no other Event of Default hereunder or under and as defined in the Loan Agreement has occurred and is then continuing and (b) each of the following terms and conditions are satisfied (i) within thirty (30) days after the occurrence of such death or incompetency, Borrower deliver Agent written notice of its intent to substitute the guarantor; (ii) the replacement guarantor is a Satisfactory Replacement Guarantor (as defined below); (iii) within fifteen (15) days after delivery of the written notice described in the preceding subclause (i), such Satisfactory Replacement Guarantor assumes the obligations of the replaced Guarantor hereunder and under the other Loan Documents in a manner reasonably acceptable to Agent; (iv) concurrently with such assumption, (A) such Replacement Guarantor delivers to Agent a Spousal Consent (as defined below), as and to the extent applicable and (B) Borrower and such Replacement Guarantor affirms each of their respective obligations under the Loan Documents in a manner reasonably acceptable to Agent; and (v) prior to or concurrently with such assumption, as applicable, Agent receives such information, documentation and opinions as may be required by Agent in connection with such assumption and the foregoing in order to be reasonably acceptable to Agent). As used herein, the term “Satisfactory Replacement Guarantor” shall mean a replacement guarantor that (1) is reasonably acceptable to Agent and (2) is an Affiliate of Borrower.

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IN WITNESS WHEREOF, the Guarantors have duly executed this Guaranty under as of the date first written above.

GUARANTORS:

VIVAVENTURES MANAGEMENT COMPANY, INC., a Nevada corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAVENTURES OIL SANDS, INC., a Utah corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

SILVER FUELS DELHI, LLC, a Louisiana limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company, its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

WHITE CLAW COLORADO CITY LLC, a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company, its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAVENTURES REMEDIATION CORPORATION, a Texas corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAVENTURES ENERGY GROUP, INC., a Nevada corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

ENDEAVOR CRUDE, LLC, a Texas limited liability

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company, its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

MERIDIAN EQUIPMENT LEASING LLC, a Texas limited liability company,

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company, its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

SILVER FUELS PROCESSING LLC, a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company, its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

EXHIBIT C-1

Borrower Pledge Agreement

EXHIBIT C-2

Borrower Security Agreement

PLEDGE AGREEMENT

(Borrower)

PLEDGE AGREEMENT, dated as of October 31, 2024 (this “Agreement”), among Cedarview Capital Management, LLC, a Delaware limited liability company (“Secured Party”) on behalf of the Lenders under the Loan Agreement (defined below), and Vivakor, Inc., a Nevada corporation (the “Borrower,” also referred to herein as the “Debtor”), and the Affiliates of Debtor identified in the signature line hereto (each, a “Debtor Holdco”).

WITNESSETH:

WHEREAS, the Borrower has entered into that certain Loan and Security Agreement, dated as of the date hereof (as it may hereafter be modified, supplemented, extended, or renewed and in effect from time to time, the “Loan Agreement”) by and among the Borrower, VivaVentures Management Company, Inc., a Nevada corporation, VivaVentures Oil Sands, Inc., a Utah corporation, Silver Fuels Delhi, LLC, a Louisiana limited liability company, White Claw Colorado City LLC, a Texas limited liability company, VivaVentures Remediation Corporation, a Texas corporation, VivaVentures Energy Group, Inc., a Nevada corporation, Endeavor Crude, LLC, a Texas limited liability company, Meridian Equipment Leasing LLC, a Texas limited liability company and Silver Fuels Processing LLC, a Texas limited liability company (each, a “Guarantor” and, collectively, the “Guarantors”), the Agent and the other Lenders party thereto;

WHEREAS, it is a condition to the obligations of the Secured Party and the Lenders under the Loan Agreement that this Agreement be duly executed and delivered;

WHEREAS, the Debtor and Secured Party wish to enter into this Agreement in order to secure the obligations of the Debtor under the Loan Documents (such obligations, together with any obligations of the Debtor under this Agreement, the “Secured Obligations”).

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE II. Definitions. Capitalized terms used but not defined herein shall have the meanings provided therefor in the Loan Agreement. In addition, when used in this Agreement, including in any Schedule or Exhibit, the following terms shall have the following meanings:

“Equity Interest” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial partnership or membership interests, joint venture interests, units, limited liability company interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

ARTICLE III. Security Interest.

SECTION 3.1. The Debtor, or each Debtor Holdco, as the case may be, respectively, hereby pledges to Secured Party on behalf of the Lenders, as security for the Secured Obligations, representing a continuing security interest in, lien on and right of set-off against, all of its right, title and interest in and to all of the Equity Interests, and any warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character, regardless of class or designation, owned or hereafter acquired by the Debtor, in each of the issuing entities described in Schedule I hereto (collectively, including the Additional Pledged Interests (as defined below), the “Pledged Interests”), and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including any certificates representing the Pledged Interests (including the Additional Pledged Interests), the right to request, after the occurrence and during the continuation of an Event of Default, that the Pledged Interests (including the Additional Pledged Interests) be registered in the name of Secured Party or any of its nominees, the right to receive any certificates representing any of the Pledged Interests (including any certificates representing any of the Additional Pledged Interests) and the right to require that same be delivered to Secured Party together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by the Debtor, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus or other compensation by way of income or liquidating distributions, in cash or in kind, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Pledged Interests (including the Additional Pledged Interests), whether now owned or hereafter acquired the Debtor (the Pledged Interests and any other collateral pledged pursuant to this Section 2(a) are referred to herein, collectively, as the “Pledged Collateral” or “Collateral”).

SECTION 3.2. This Agreement secures the payment of all obligations of the Debtor now or hereafter existing under and in connection with the Loan Documents and all Secured Obligations now or hereafter existing under this Agreement. Without limiting the generality of the foregoing, this Agreement additionally secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Debtor to the Secured Party and Lenders under and in connection with the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

ARTICLE IV. Delivery of Collateral. The Debtor has delivered to and deposited with Secured Party (or will promptly (in any event within two (2) Business Days of Debtor’s receipt thereof) deliver and deposit with Secured Party the applicable certificates in accordance with Section 4) all certificates, if any, representing the Pledged Interests owned by the Debtor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates, in New York c/o Olshan Frome Wolosky LLP, 1325 Avenue of the Americas, New York, New York 10019, Attention: Jason S. Saltsberg, Esq. The Debtor agrees that all property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the Debtor or each Debtor Holdco, as the case may be, and by any such other instruments or documents as Secured Party may request. The parties hereto acknowledge and agree that the Secured Party shall file UCC financing statements with the Massachusetts Secretary of State for the Collateral in order to perfect the security interests granted herein.

ARTICLE V. Additional Pledged Interests.

(a) During the Term of this Agreement, in the event that the Debtor shall receive or become entitled to receive any additional Equity Interests of any Person consisting of (i) any Equity Interests received through a dividend or a distribution in connection with any reclassification, increase or reduction of capital, merger, consolidation, sale of assets, combination or other reorganization by virtue of such Debtor having been an owner of any of the Pledged Collateral (all of such additional Equity Interests, collectively, the “Additional Pledged Interests”), or (ii) any promissory note, instrument, or other asset (including any options, warrants, subscriptions or other rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests or otherwise) constituting Pledged Collateral, the Debtor agrees to deliver promptly, or authorize, as applicable (and in any event within two (2) Business Days of Debtor’s receipt thereof), to Secured Party at the address specified in Section 3 the following: (1) with respect to any such Additional Pledged Interests or other Pledged Collateral represented by a certificate or other instrument, or any such promissory note or other instrument received, such certificate, promissory note or other instrument, together with undated powers or assignment endorsed in blank by the Debtor; and (2) a duly executed Pledge and Security Agreement Addendum in substantially the form of Exhibit A hereto (a “Pledge and Security Agreement Addendum”) identifying the Additional Pledged Interests, promissory note or other instrument or other Pledged Collateral which are pledged by such Debtor pursuant to this Agreement. Upon the execution and delivery of any Pledge and Security Agreement Addendum, any Additional Pledged Interests, promissory note or other instrument and other Pledged Collateral identified thereon shall thereafter constitute Pledged Collateral to be held by Secured Party pursuant to the terms of this Agreement.

(b) During the Term of this Agreement, in the event that any distribution of any Equity Interests or other securities of any Person, regardless of class or designation, or any warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect to any of the foregoing, shall be made on or in respect of the Pledged Collateral or any property shall be distributed to the Debtor upon or with respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the Equity Interests or other securities of the issuer thereof or pursuant to the reorganization thereof, the property so distributed shall be delivered promptly (and in any event within two Business Days of the Debtor’s receipt thereof) by the Debtor to Secured Party to be held by it as additional collateral security for the Secured Obligations. All sums of money and property so paid or distributed in respect of the Pledged Collateral which are received by the Debtor shall, until paid or delivered to Secured Party, be held by the Debtor in trust for the benefit of Secured Party on behalf of the Lenders, segregated from the Debtor’s other property, and Debtor shall deliver it forthwith to Secured Party in the exact form received, together with the authorization to file any necessary Uniform Commercial Code financing statements or any necessary endorsement or appropriate stock or other powers or assignments duly endorsed in blank by the Debtor.

ARTICLE VI. Representations and Agreements of the Debtor. The Debtor represents and agrees that:

SECTION 6.1. Except for (i) the security interest granted hereby, (ii) any restriction on transfer under the federal, state or provincial securities laws and (iii) any liens or security interests permitted by the Loan Agreement (collectively, the “Permitted Encumbrances”), the Debtor is and will continue to be (or, in the case of after-acquired Collateral, at the time the Debtor acquires rights in such Collateral), the owner and holder of the Collateral, free from any adverse claim, security interest, encumbrance, lien, charge, or other right, title or interest of any person. The Debtor agrees that at all times the Collateral will be and remain free of all such adverse claims, security interests, or other liens or encumbrances, other than any Permitted Encumbrance. The Debtor will defend the Collateral against all claims and demands (other than any Permitted Encumbrance) of all persons at any time claiming the same or any interest therein.

SECTION 6.2. Upon the filing of financing statements relating to the Collateral with the Secretary of State of the State of Nevada (with respect to the Debtor), Secured Party will have a valid and perfected security interest in the Collateral (to the extent a security interest therein may be perfected by the filing of a financing statement).

SECTION 6.3. The Debtor has not heretofore signed any financing statement or security agreement which covers any of the Collateral, and no such financing statement or security agreement is now on file in any public office. The Debtor will not enter into or execute any security agreement or any financing statement covering the Collateral, other than those security agreements and financing statements in favor of Secured Party hereunder, and the Debtor agrees that there will not be on file in any public office any financing statement or statements (or any documents or papers filed as such) covering the Collateral, other than financing statements in favor of Secured Party hereunder, unless in any case the prior written consent of Secured Party shall have been obtained.

SECTION 6.4. The Debtor and each Debtor Holdco has full legal capacity and lawful authority to enter into this Agreement and to grant to Secured Party the security interest in the Collateral as herein provided and all corporate or other action on the part of the Debtor or Debtor Holdco requisite for the due execution, delivery, and performance of this Agreement has been duly and effectively taken.

SECTION 6.5. The execution, delivery and performance hereof are not in contravention of any agreement or undertaking to which the Debtor is a party or by which the Debtor, or its property, is bound and will not result in the imposition of any security interest or lien on any other property of the Debtor.

SECTION 6.6. The Debtor’s and each Debtor Holdco’s exact legal name is as set forth in on Schedule II attached hereto.

SECTION 6.7. The state or jurisdiction of incorporation, formation, organization or primary residence as applicable, of the Debtor and each Debtor Holdco is as set forth on Schedule II attached hereto.

SECTION 6.8. The Debtor’s and each Debtor Holdco’s chief executive office or primary residence is as set forth on Schedule II attached hereto.

SECTION 6.9. The Equity Interests of the issuing entities listed on Schedule I attached hereto (including without limitation the Pledged Interests) whose Equity Interests are being pledged by the Debtor hereunder (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not constitute investment company securities, (iii) are not held by any Person in a securities account and (iv) are not evidenced by any certificate.

ARTICLE VII. Rights of Secured Party and the Debtor Related to Collateral.

SECTION 7.1. To the extent permitted by applicable law, the Secured Party may from time to time following the occurrence of an Event of Default, but subject to the terms herein:

(a) transfer any of the Collateral into the name of the Secured Party or its nominee;

(b) notify parties obligated on any of the Collateral to make payment to Secured Party of any amounts due or to become due thereunder;

(c) enforce collection of any of the Collateral by suit or otherwise; surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligation of any nature of any party with respect thereto; and exercise all other rights of the Debtor in any of the Collateral (including, without limitation, the right to vote or exercise other consensual interests in the Collateral); and/or

(d) take possession or control of any proceeds of the Collateral.

SECTION 7.2. So long as no Event of Default has occurred and is continuing, the Debtor shall have the right to receive all income from or interest on the Collateral, as applicable, other than any such income or interest which would be prohibited by the Loan Agreement (such income or interest distributed by way of a dividend or otherwise shall be promptly delivered to Secured Party to be held as additional Collateral hereunder (such delivery to be in the manner contemplated by Section 3 above)). Upon the occurrence and during the continuance of an Event of Default, the Debtor will not demand or receive any income from or interest on the Collateral, as applicable, and if the Debtor receives any such income or interest without any demand by it, the same shall be held by the Debtor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of the Debtor and shall be delivered to Secured Party in the form received, properly endorsed to permit collection, not later than the second Business Day following the day of its receipt.

SECTION 7.3. So long as no Event of Default has occurred and is continuing, the Debtor and each Debtor Holdco, as the case may be, shall be entitled, in its sole discretion without the need to notify the Secured Party, to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms or purpose of this Agreement or the Loan Agreement.

SECTION 7.4. In the event Secured Party shall pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral or any security therefor, the Debtor, upon demand of Secured Party, shall pay to Secured Party the full amount thereof with interest thereon from the date expended by Secured Party until repaid at a rate per annum (based on a 360-day year for the actual number of days involved) equal to fifteen percent (15%).

SECTION 7.5. The Debtor and each Debtor Holdco shall not sell, assign, alienate, exchange, convey, transfer, hypothecate or otherwise dispose of or encumber any of the Pledged Interests without the prior written consent of Secured Party.

ARTICLE VIII. Further Assurances; Secured Party as Agent. The Debtor agrees to take such actions and to execute such stock or bond powers and such other or different writings as Secured Party may request (and irrevocably authorizes Secured Party to execute such writings as such Debtor’s agent and attorney-in-fact) to create, preserve, perfect or validate Secured Party’s security interest in the Collateral, or to enable Secured Party to exercise or enforce its rights under this Agreement with respect to the Collateral, including (without limitation) the right to receive, indorse and collect all instruments made payable to the Debtor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof.

ARTICLE IX. Events of Default. The occurrence of any Event of Default pursuant to any of the Loan Documents or a breach by the Debtor of the Secured Obligations, shall constitute an “Event of Default” hereunder.

ARTICLE X. Rights and Remedies of Secured Party upon Default.

SECTION 10.1. In addition to the rights and privileges set forth in Section 9(b) and (c) and notwithstanding anything to the contrary herein, the Debtor and each Debtor Holdco grants to Secured Party an IRREVOCABLE PROXY, to vote from time to time all or any part of the Pledged Interests pledged by the Debtor hereunder, in each case in any manner Secured Party deems advisable, either for or against any or all matters submitted, or which may be submitted, to a vote of shareholders, partners, or members, as the case may be, and to exercise all other rights, powers, privileges and remedies to which any such shareholders, partners, or members would be entitled (including, without limitation, giving or withholding written consents, clarifications, and waivers with respect to the Pledged Interests, calling special meetings of the holders of the Pledged Interests and voting at such meetings). The IRREVOCABLE PROXY granted hereby is effective automatically, without the necessity that any other action (including, without limitation, that any transfer of any of the Pledged Interests be recorded on the books and records of the issuer of such Pledged Interests) be taken by any Person (including the Debtor, any issuer of Pledged Interests or any officer or agent thereof), is coupled with an interest, shall be irrevocable, shall survive the bankruptcy, dissolution or winding up of the Debtor, and shall terminate at such time as the Secured Obligations shall have been paid in full; provided that, at the earlier of (i) such time as the Secured Obligations shall have been paid in full and (ii) such IRREVOCABLE PROXY is rescinded in writing by the Secured Party, the Debtor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise with respect to its Pledged Interests and all rights of the Secured Party to vote all or any part of the Pledged Interests will cease automatically without the necessity that any other action be taken by any Person (including Secured Party or any officer or agent thereof). The Debtor covenants and agrees that, prior to the expiration of such IRREVOCABLE PROXY and to the extent reasonably requested by Secured Party, the Debtor will reaffirm such IRREVOCABLE PROXY in a manner reasonably satisfactory to the Secured Party. The Secured Party shall not be liable for any failure of the Secured Party not to vote all or any part of any Pledged Interests pledged by the Debtor hereunder or to exercise any other rights pursuant to this Section 9(a). Notwithstanding the foregoing, Secured Party shall not exercise the IRREVOCABLE PROXY (other than in actions solely to maintain the effectiveness and enforceability of the IRREVOCABLE PROXY) set forth in this clause (a) except upon the occurrence and during the continuance of an Event of Default.

SECTION 10.2. Upon the occurrence and continuance of an Event of Default, and to the extent permitted by the UCC and other applicable law:

(a) Secured Party shall have and may exercise with reference to the Collateral and the Secured Obligations any or all of the rights and remedies of a secured party under the UCC, and as otherwise granted herein or under any other applicable law or any other agreement now or hereafter in effect executed by the Debtor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC or any other applicable law after default by a debtor, and to apply the proceeds in accordance with Section 11 hereof. Without limiting the foregoing, Secured Party shall have the right to take possession of all or any part of the Collateral and of all books, records, papers and documents of the Debtor or in any of the Debtor’s possession or control relating to the Collateral which are not already in Secured Party’s possession. In addition, if permitted by applicable law, Secured Party will be entitled to appoint any Person as receiver or receiver and manager (a “Receiver”) of all or any part of the Collateral in which the Debtor has an interest, and any Receiver so appointed will have all the rights and remedies of Secured Party (except the right to appoint a Receiver). To the extent permitted by law, the Debtor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of the Debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, the Debtor agrees that if such notice is given in the manner provided in Section 15 hereof at least five (5) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale.

(b) Upon notice by Secured Party to the Debtor, Secured Party or its nominee or nominees shall have the sole and exclusive right to exercise all voting and consensual powers pertaining to the Collateral or any part thereof and may exercise such powers in such manner as Secured Party may elect.

(c) All rights to marshalling of assets of the Debtor, including any such right with respect to the Collateral are hereby waived by the Debtor.

(d) All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, lease, transfer, assignment or other disposition, lease or utilization of the Collateral or any part thereof under this Section 8(a) shall be full proof of the matters stated therein and no other proof shall be requisite to establish full legal propriety of the sale or other action taken by Secured Party or of any fact, condition or thing incident thereto and all prerequisites of such sale or other action or of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

SECTION 10.3. THE DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AS THE PROXY AND ATTORNEY-IN-FACT OF THE DEBTOR WITH RESPECT TO THE COLLATERAL, INCLUDING, SOLELY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT EVENT OF DEFAULT, (I) THE RIGHT TO TRANSFER AND REGISTER IN ITS NAME OR IN THE NAME OF ITS NOMINEE THE WHOLE OR ANY PART OF THE COLLATERAL, (II) THE RIGHT TO VOTE THE PLEDGED INTERESTS, WITH FULL POWER OF SUBSTITUTION TO DO SO, (III) THE RIGHT TO RECEIVE AND COLLECT ANY DIVIDEND OR OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF OR IN EXCHANGE FOR THE COLLATERAL OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO SUCH DEBTOR FOR SAME, (IV) THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE COLLATERAL WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED INTERESTS, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS, CALLING SPECIAL MEETINGS OF MEMBERS AND VOTING AT SUCH MEETINGS), AND (V) THE RIGHT TO TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH AGENT MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION OF THIS AGREEMENT. SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED INTERESTS ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED INTERESTS OR ANY OFFICER OR AGENT THEREOF). NOTWITHSTANDING THE FOREGOING, SECURED PARTY SHALL NOT HAVE ANY DUTY TO EXERCISE ANY SUCH RIGHT OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

SECTION 10.4. Secured Party shall never be under any obligation to collect, attempt to collect, protect or enforce the Collateral, which the Debtor agrees and undertake to do at its expense, but Secured Party may do so in its discretion at any time after the occurrence of an Event of Default. All expenses (including, without limitation, attorneys’ fees and expenses) incurred or paid by Secured Party in connection with or incident to any such collection or attempt to collect the Collateral or actions to protect or enforce the Collateral shall be borne by the Debtor or reimbursed by the Debtor to Secured Party upon demand.

SECTION 10.5. The Secured Party will act in good faith and in a commercially reasonable manner in the exercise of any of its rights and remedies hereunder.

ARTICLE XI. Special Provisions. The Debtor hereby acknowledges that the sale by Secured Party of any Pledged Interests resulting from an exercise by Secured Party of its rights hereunder must be made in compliance with the Securities Act of 1933 (the “Securities Act”), as well as any applicable Blue Sky or other state or provincial securities laws that may impose limitations as to the manner in which Secured Party or any other person may dispose of securities. The Debtor acknowledges that any sale or disposition contemplated pursuant hereto may be at prices and on terms less favorable to Secured Party than those obtainable through a public sale without any applicable restrictions, and, notwithstanding such circumstances, the Debtor agrees that any such sale or other disposition shall be deemed to have been made in a commercially reasonable manner. Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for any period of time; and the Debtor waives any claims against Secured Party arising by reason of the fact that the price that might have been obtainable in a public sale was greater than the price obtained in any such sale or disposition pursuant hereto, even if Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

ARTICLE XII. Application of Proceeds. In the event Secured Party sells or otherwise disposes of the Collateral in the course of exercising the remedies provided for in this Agreement, any amounts held, realized or received by Secured Party pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by Secured Party first toward the payment of any costs and expenses incurred by Secured Party in enforcing this Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Secured Obligations or any guaranty thereof, including, without limitation, the actual attorneys’ fees and expenses incurred by Secured Party, all of which costs and expenses the Debtor agrees to pay, and then to such other Secured Obligations in such order as Secured Party may elect. Any amounts and any Collateral remaining after such application and after payment to Secured Party of satisfaction of all of the Secured Obligations in full shall be paid or delivered to the Debtor, its successor or assigns, or as a court of competent jurisdiction may direct.

ARTICLE XIII. Care of Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Prior to an Event of Default, Secured Party agrees to follow the Debtor’s reasonable instructions in connection with any action with respect to the Collateral, provided that such action is not prohibited hereby and such action would not impair the value or liquidity of the Collateral (or the relationship between the Collateral and the Secured Obligations).

ARTICLE XIV. Termination. This Agreement and the security interest created hereunder shall terminate upon such date on which all the Secured Obligations have been paid in full. Upon termination hereof, Secured Party shall execute and deliver (and file all instruments, terminations, and certificates) to the Debtor all documents which the Debtor shall reasonably request to evidence termination of such security interest and shall return physical possession of any Collateral then held by Secured Party to the Debtor; provided, however, that all indemnities of the Debtor contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest or this Agreement. Notwithstanding the foregoing, this Agreement and the security interest granted hereunder shall be reinstated if at any time any payment or delivery pursuant to an Obligation, in whole or in part, is rescinded or must otherwise be returned by Secured Party under the application of the Bankruptcy Code or any other Debtor Law, all as though such payment or delivery had not been made.

ARTICLE XV. Additional Information. The Debtor agrees to furnish Secured Party from time to time with such additional information and copies of such documents relating to this Agreement and the Collateral, as Secured Party may reasonably request.

ARTICLE XVI. Notices. Any communication, notice or demand to be given hereunder shall be given in accordance with the Loan Agreement.

ARTICLE XVII. Indemnity and Expenses. The Debtor agrees to indemnify Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of any rights under this Agreement, and any claims or demands of any persons at any time claiming the Collateral or any interest therein), except claims, losses or liabilities resulting from Secured Party’s gross negligence or willful misconduct. The Debtor agrees to pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of Secured Party’s legal counsel, experts and agents) in any way relating to the monitoring, administration, enforcement or protection of the rights of Secured Party hereunder.

ARTICLE XVIII. No Waiver; Cumulative Rights. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to Secured Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Secured Party from time to time.

ARTICLE XIX. Applicable Law. Except to the extent that the laws of a particular province provide that its laws apply to the validity of security interests in particular collateral, this Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Utah applicable to contracts made and to be performed entirely within such state without regards to the conflict of laws principles thereof other than mandatory provisions of law.

ARTICLE XX. Assignment; Binding Effect; Benefit. The rights and obligations of the parties under this Agreement are not assignable without the prior written consent of the other parties, except that Secured Party may assign all or any of its rights and benefits hereunder, and may delegate all or any of its obligations or liabilities (whether by assignment, merger, liquidation or otherwise), and upon any such assignment, Secured Party’s rights, benefits, obligations and liabilities shall automatically cease. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

ARTICLE XXI. Third Party Rights. Any obligations or rights of the Debtor or the Secured Party of any nature under the terms of this Agreement will not be construed to confer any right or benefit upon any unrelated third-party (individual or entity) that is not party to this Agreement, including, without limitation, any third-party creditor of the Debtor or the Secured Party.

ARTICLE XXII. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

SECURED PARTY:

CEDARVIEW CAPITAL MANAGEMENT, LLC, a Delaware limited liability company

By:
Name:	Burton Weinstein
Title:	Manager

[Signature Page to Pledge Agreement – Vivakor, Inc.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

DEBTOR:

VIVAKOR, INC., a Nevada corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

DEBTOR HOLDCOS:

VIVAVENTURES MANAGEMENT COMPANY, INC., a Nevada corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAKOR OPERATING, LLC, a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company, its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAKOR TRANSPORTATION, LLC, a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company, its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

[Signature Page to Pledge Agreement – Vivakor, Inc.]

VM FACILITIES, LLC, a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company, its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

[Signature Page to Pledge Agreement – Vivakor, Inc.]

Execution Copy

SCHEDULE I

PLEDGED INTERESTS

Debtor	Pledged equity interests	Type and Amount of Ownership	Pledged Interest
Vivakor, Inc.	VivaVentures Management Company, Inc.	100%	100% of Ownership Interest
Vivakor, Inc.	VivaVentures Oil Sands, Inc.	100%	100% of Ownership Interest
Vivakor, Inc.	Silver Fuels Delhi, LLC	100%	100% of Ownership Interest
Vivakor, Inc.	White Claw Colorado City LLC	100%	100% of Ownership Interest
Vivakor, Inc.	Vivaventures Remediation Corporation	100%	100% of Ownership Interest
Vivakor, Inc.	VivaVentures Energy Group, Inc.	100%	100% of Ownership Interest
Vivakor, Inc.	Endeavor Crude, LLC	100%	100% of Ownership Interest
Vivakor, Inc.	Meridian Equipment Leasing LLC	100%	100% of Ownership Interest
Vivakor, Inc.	Silver Fuels Processing LLC	100%	100% of Ownership Interest

*	The terms of such pledge are the subject of the Irrevocable Instruction Letter, as defined in the Loan Agreement.

Execution Copy

SCHEDULE II

DEBTOR INFORMATION

Debtor’s Legal Name	Debtor’s State of Formation or State of Primary Residence	Debtor’s Chief Executive Office or Primary Residence
Vivakor, Inc.	Nevada	5220 Spring Valley Road, Suite 500 Dallas, TX 75254

DEBTOR HOLDCO INFORMATION

Debtor’s Legal Name	Debtor’s State of Formation or State of Primary Residence	Debtor’s Chief Executive Office or Primary Residence
VivaVentures Management Company, Inc.	Nevada	5220 Spring Valley Road, Suite 500 Dallas, TX 75254
Vivakor Operating, LLC	Texas	5220 Spring Valley Road, Suite 500 Dallas, TX 75254
Vivakor Transportation, LLC	Texas	5220 Spring Valley Road, Suite 500 Dallas, TX 75254
VM Facilities, LLC	Texas	5220 Spring Valley Road, Suite 500 Dallas, TX 75254

EXHIBIT C-3

Guarantor Security Agreement

SECURITY AGREEMENT

(Guarantors)

SECURITY AGREEMENT, dated as of October 31, 2024 (this “Agreement”), among Cedarview Capital Management, LLC, a Delaware limited liability company (the “Agent” and the “Secured Party”) on behalf of the Lenders under the Loan Agreement (defined below), Vivakor, Inc., a Nevada corporation (the “Borrower”), VivaVentures Management Company, Inc., a Nevada corporation, VivaVentures Oil Sands, Inc., a Utah corporation, Silver Fuels Delhi, LLC, a Louisiana limited liability company, White Claw Colorado City LLC, a Texas limited liability company, VivaVentures Remediation Corporation, a Texas corporation, VivaVentures Energy Group, Inc., a Nevada corporation, Endeavor Crude, LLC, a Texas limited liability company, Meridian Equipment Leasing LLC, a Texas limited liability company and Silver Fuels Processing LLC, a Texas limited liability company (each a “Guarantor” and a “Debtor” and collectively the “Guarantors” and the “Debtors”).

WITNESSETH:

WHEREAS, the Borrower has entered into that certain Loan and Security Agreement, dated as of the date hereof (as it may hereafter be modified, supplemented, extended, or renewed and in effect from time to time, the “Loan Agreement”) by and among the Borrower, the Guarantors, the Agent and the other Lenders party thereto;

WHEREAS, it is a condition to the obligations of the Secured Party and the Lenders under the Loan Agreement that this Agreement be duly executed and delivered;

WHEREAS, each Debtor and Secured Party wish to enter into this Agreement in order to secure the obligations of the Debtor under the Loan Documents (such obligations, together with any obligations of the Debtor under this Agreement, the “Secured Obligations”).

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE XXIII. Definitions. Capitalized terms used but not defined herein shall have the meanings provided therefor in the Loan Agreement.

ARTICLE XXIV. Security Interest.

SECTION 24.1. Each Debtor hereby grants to Secured Party on behalf of the Lenders, as security for the Secured Obligations, a continuing security interest in, lien on and right of set-off against all right, title and interest in, to and under, all of the property and assets currently owned or owing to, or hereafter acquired or arising in favor of such Debtor (unless excepted in the Side Letter, as defined in the Loan Agreement), wherever located, including, but not limited to, all of such Debtor’s present and after-acquired (unless excepted in the Side Letter, as defined in the Loan Agreement), personal property, including, but not limited to, all accounts, deposit accounts, chattel paper, instruments, documents, securities, contract rights, rights to payment of money, receivables, equipment, goods, inventory, investment property, goodwill, general intangibles, intellectual property, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, Internet domain names, service marks, trade secrets, know-how, technology, software, hardware, commercial tort claims, furniture, fixtures, warranties and guarantees, as any of the foregoing terms may be defined in the Utah Uniform Commercial Code (the “UCC”), and including any products, proceeds (including insurance proceeds) or income derived therefrom, whether by disposition or otherwise, and the products, proceeds and accessions of any of the foregoing (the “Additional Collateral”).

SECTION 24.2. Each Debtor hereby pledges to Secured Party on behalf of the Lenders, as security for the Secured Obligations, representing a continuing security interest in, lien on and right of set-off against, the deposit accounts held or controlled by such Debtor described in Schedule I hereto, and the products, proceeds and accessions thereof (the “Deposit Accounts”, together with the Additional Collateral, the “Collateral”).

SECTION 24.3. This Agreement secures the payment of all obligations of each Debtor now or hereafter existing under and in connection with the Loan Documents and all Secured Obligations now or hereafter existing under this Agreement. Without limiting the generality of the foregoing, this Agreement additionally secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by each Debtor to the Secured Party and Lenders under and in connection with the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

ARTICLE XXV. Delivery of Collateral. Each Debtor agrees that all property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by such Debtor, and by any such other instruments or documents as Secured Party may request. The parties hereto acknowledge and agree that the Secured Party shall file UCC financing statements with the applicable Secretary of State for the Collateral in order to perfect the security interests granted herein.

ARTICLE XXVI. Representations and Agreements of the Debtor. Each Debtor represents and agrees that:Except for (i) the security interest granted hereby, (ii) any restriction on transfer under the federal, state or provincial securities laws and, (iii) any liens or security interests permitted by the Loan Agreement (collectively, the “Permitted Encumbrances”), such Debtor is and will continue to be (or, in the case of after-acquired Collateral, at the time such Debtor acquires rights in such Collateral), the owner and holder of the Collateral, free from any adverse claim, security interest, encumbrance, lien, charge, or other right, title or interest of any person. Each Debtor agrees that at all times the Collateral will be and remain free of all such adverse claims, security interests, or other liens or encumbrances, other than any Permitted Encumbrance. Each Debtor will defend the Collateral against all claims and demands (other than any Permitted Encumbrance) of all persons at any time claiming the same or any interest therein.

SECTION 26.1. Upon the filing of financing statements relating to the Collateral with the applicable Secretary of State of the State (with respect to each Debtor), Secured Party will have a valid and perfected security interest in the Collateral (to the extent a security interest therein may be perfected by the filing of a financing statement).

SECTION 26.2. Except for any financing statements related to any Permitted Encumbrance, each Debtor has not heretofore signed any financing statement or security agreement which covers any of the Collateral, and no such financing statement or security agreement is now on file in any public office. Each Debtor will not enter into or execute any security agreement or any financing statement covering the Collateral, other than those security agreements and financing statements in favor of Secured Party hereunder, and each Debtor agrees that there will not be on file in any public office any financing statement or statements (or any documents or papers filed as such) covering the Collateral, other than financing statements in favor of Secured Party hereunder or related to a Permitted Encumbrance, unless in any case the prior written consent of Secured Party shall have been obtained.

SECTION 26.3. Each Debtor has full legal capacity and lawful authority to enter into this Agreement and to grant to Secured Party the security interest in the Collateral as herein provided and all corporate or other action on the part of such Debtor requisite for the due execution, delivery, and performance of this Agreement has been duly and effectively taken.

SECTION 26.4. The execution, delivery and performance hereof are not in contravention of any agreement or undertaking to which each Debtor is a party or by which such Debtor, or its property, is bound and will not result in the imposition of any security interest or lien on any other property of such Debtor.

SECTION 26.5. Each Debtor’s exact legal name is as set forth in on Schedule II attached hereto.

SECTION 26.6. The state or jurisdiction of incorporation, formation, organization or primary residence as applicable, of each Debtor is as set forth on Schedule II attached hereto.

SECTION 26.7. each Debtor’s chief executive office or primary residence is as set forth on Schedule II attached hereto.

ARTICLE XXVII. Rights of Secured Party and each Debtor Related to Collateral.

SECTION 27.1. To the extent permitted by applicable law, the Secured Party may from time to time following the occurrence of an Event of Default, but subject to the terms herein:

(a) transfer any of the Collateral into the name of the Secured Party or its nominee;

(b) notify parties obligated on any of the Collateral to make payment to Secured Party of any amounts due or to become due thereunder;

(c) enforce collection of any of the Collateral by suit or otherwise; surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligation of any nature of any party with respect thereto; and exercise all other rights of each Debtor in any of the Collateral (including, without limitation, the right to vote or exercise other consensual interests in the Collateral); and/or

(d) take possession or control of any proceeds of the Collateral.

SECTION 27.2. So long as no Event of Default has occurred and is continuing, each Debtor shall have the right to receive all income from or interest on the Collateral, as applicable, other than any such income or interest which would be prohibited by the Loan Agreement (such income or interest distributed by way of a dividend or otherwise shall be promptly delivered to Secured Party to be held as additional Collateral hereunder (such delivery to be in the manner contemplated by Section 3 above)). Upon the occurrence and during the continuance of an Event of Default, if a Debtor receives any income or interest on the Collateral, as applicable, the same shall be held by such Debtor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of such Debtor and shall be delivered to Secured Party in the form received, properly endorsed to permit collection, not later than the second Business Day following the day of its receipt.

SECTION 27.3. In the event the Secured Party shall pay any taxes, assessments, interests, costs, penalties or expenses incident to or in connection with the collection of the Collateral or protection or enforcement of the Collateral or any security therefor, each Debtor, upon demand of Secured Party, shall pay to Secured Party the full amount thereof with interest thereon from the date demanded by Secured Party until repaid at a rate per annum (based on a 360-day year for the actual number of days involved) equal to fifteen percent (15%).

ARTICLE XXVIII. Further Assurances; Secured Party as Agent. Each Debtor agrees to take such actions and to execute such writings as Secured Party may request (and irrevocably authorizes Secured Party to execute such writings as such Debtor’s agent and attorney-in-fact) to create, preserve, perfect or validate Secured Party’s security interest in the Collateral, or to enable Secured Party to exercise or enforce its rights under this Agreement with respect to the Collateral, including (without limitation) the right to receive, indorse and collect all instruments made payable to such Debtor in respect of the Collateral or any part thereof.

ARTICLE XXIX. Events of Default. The occurrence of any Event of Default pursuant to any of the Loan Documents or a breach by any Debtor of the Secured Obligations, shall constitute an “Event of Default” hereunder.

ARTICLE XXX. Rights and Remedies of Secured Party Upon Default.

SECTION 30.1. Upon the occurrence and continuance of an Event of Default, and to the extent permitted by the UCC and other applicable law:

(a) Secured Party shall have and may exercise with reference to the Collateral and the Secured Obligations any or all of the rights and remedies of a secured party under the UCC, and as otherwise granted herein or under any other applicable law or any other agreement now or hereafter in effect executed by the Debtors, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under the UCC or any other applicable law after default by a debtor, and to apply the proceeds in accordance with Section 9 hereof. Without limiting the foregoing, Secured Party shall have the right to take possession of all or any part of the Collateral and of all books, records, papers and documents of any Debtor or in the possession of any Debtor or control relating to the Collateral which are not already in Secured Party’s possession. In addition, if permitted by applicable law, Secured Party will be entitled to appoint any Person as receiver or receiver and manager (a “Receiver”) of all or any part of the Collateral in which any Debtor has an interest, and any Receiver so appointed will have all the rights and remedies of Secured Party (except the right to appoint a Receiver). To the extent permitted by law, each Debtor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of such Debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, each Debtor agrees that if such notice is given in the manner provided in Section 13 hereof at least five (5) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale.

(b) All rights to marshalling of assets of each Debtor, including any such right with respect to the Collateral are hereby waived by such Debtor.

(c) All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to sale, lease, transfer, assignment or other disposition, lease or utilization of the Collateral or any part thereof under this Section 8(a) shall be full proof of the matters stated therein and no other proof shall be requisite to establish full legal propriety of the sale or other action taken by Secured Party or of any fact, condition or thing incident thereto and all prerequisites of such sale or other action or of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred.

SECTION 30.2. EACH DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AS ATTORNEY-IN-FACT OF SUCH DEBTOR WITH RESPECT TO THE COLLATERAL SOLELY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, GIVING THE SECURED PARTY (I) THE RIGHT TO TRANSFER AND REGISTER IN ITS NAME OR IN THE NAME OF ITS NOMINEE THE WHOLE OR ANY PART OF THE COLLATERAL, (II) THE RIGHT TO RECEIVE AND COLLECT ANY PAYMENT IN RESPECT OF OR IN EXCHANGE FOR THE COLLATERAL OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO SUCH DEBTOR FOR SAME, (III) THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE COLLATERAL WOULD BE ENTITLED, AND (IV) THE RIGHT TO TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH AGENT MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF SECURED PARTY AS ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE TERMINATION OF THIS AGREEMENT.

SECTION 30.3. Secured Party shall never be under any obligation to collect, attempt to collect, protect or enforce the Collateral, which such Debtor agrees and undertakes to do at its expense, but Secured Party may do so in its discretion at any time after the occurrence of an Event of Default. All expenses (including, without limitation, attorneys’ fees and expenses) incurred or paid by Secured Party in connection with or incident to any such collection or attempt to collect the Collateral or actions to protect or enforce the Collateral shall be borne by the Debtor or reimbursed by the Debtor to Secured Party upon demand.

SECTION 30.4. The Secured Party will act in good faith and in a commercially reasonable manner in the exercise of any of its rights and remedies hereunder.

ARTICLE XXXI. Application of Proceeds. In the event Secured Party sells or otherwise disposes of the Collateral in the course of exercising the remedies provided for in this Agreement, any amounts held, realized or received by Secured Party pursuant to the provisions hereof, including the proceeds of the sale of any of the Collateral or any part thereof, shall be applied by Secured Party first toward the payment of any costs and expenses incurred by Secured Party in enforcing this Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Secured Obligations or any guaranty thereof, including, without limitation, the actual attorneys’ fees and expenses incurred by Secured Party, all of which costs and expenses the Debtor agrees to pay, and then to such other Secured Obligations in such order as Secured Party may elect. Any amounts and any Collateral remaining after such application and after payment to Secured Party of satisfaction of all of the Secured Obligations in full shall be paid or delivered to the Debtor, its successor or assigns, or as a court of competent jurisdiction may direct.

ARTICLE XXXII.

ARTICLE XXXIII.

ARTICLE XXXIV.

ARTICLE XXXV.

ARTICLE XXXVI. Care of Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Prior to an Event of Default, Secured Party agrees to follow the Debtors’ reasonable instructions in connection with any action with respect to the Collateral, provided that such action is not prohibited hereby and such action would not impair the value or liquidity of the Collateral (or the relationship between the Collateral and the Secured Obligations).

ARTICLE XXXVII. Termination. This Agreement and the security interest created hereunder shall terminate upon such date on which all the Secured Obligations have been paid in full. Upon termination hereof, Secured Party shall execute and deliver (and file all instruments, terminations, and certificates) to each Debtor all documents which such Debtor shall reasonably request to evidence termination of such security interest and shall return physical possession of any Collateral then held by Secured Party to such Debtor; provided, however, that all indemnities of each Debtor contained in this Agreement shall survive, and remain in full force and effect regardless of the termination of the security interest or this Agreement. Notwithstanding the foregoing, this Agreement and the security interest granted hereunder shall be reinstated if at any time any payment or delivery pursuant to an Obligation, in whole or in part, is rescinded or must otherwise be returned by Secured Party under the application of the Bankruptcy Code or any other Debtor Law, all as though such payment or delivery had not been made.

ARTICLE XXXVIII. Additional Information. Each Debtor agrees to furnish Secured Party from time to time with such additional information and copies of such documents relating to this Agreement and the Collateral, as Secured Party may reasonably request.

ARTICLE XXXIX. Notices. Any communication, notice or demand to be given hereunder shall be given in accordance with the Loan Agreement.

ARTICLE XL. Indemnity and Expenses. Each Debtor agrees to indemnify Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of any rights under this Agreement, and any claims or demands of any persons at any time claiming the Collateral or any interest therein), except claims, losses or liabilities resulting from Secured Party’s gross negligence or willful misconduct. Each Debtor agrees to pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of Secured Party’s legal counsel, experts and agents) in any way relating to the monitoring, administration, enforcement or protection of the rights of Secured Party hereunder.

ARTICLE XLI. No Waiver; Cumulative Rights. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to Secured Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Secured Party from time to time.

ARTICLE XLII. Applicable Law. Except to the extent that the laws of a particular province provide that its laws apply to the validity of security interests in particular collateral, this Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Utah applicable to contracts made and to be performed entirely within such state without regards to the conflict of laws principles thereof other than mandatory provisions of law.

ARTICLE XLIII. Assignment; Binding Effect; Benefit. The rights and obligations of the parties under this Agreement are not assignable without the prior written consent of the other parties, except that Secured Party may assign all or any of its rights and benefits hereunder, and may delegate all or any of its obligations or liabilities (whether by assignment, merger, liquidation or otherwise), and upon any such assignment, Secured Party’s rights, benefits, obligations and liabilities shall automatically cease. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.1

ARTICLE XLIV. Third Party Rights. Any obligations or rights of any Debtor or the Secured Party of any nature under the terms of this Agreement will not be construed to confer any right or benefit upon any unrelated third-party (individual or entity) that is not party to this Agreement, including, without limitation, any third-party creditor of any Debtor or the Secured Party.

ARTICLE XLV. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[remainder of page intentionally blank]

[1]	NTD—Fix section formatting prior to execution.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

SECURED PARTY:

CEDARVIEW CAPITAL MANAGEMENT, LLC,
a Delaware limited liability company

By:
Name:	Burton Weinstein
Title:	Manager

[Signature Page(s) to Security Agreement – Guarantors of Vivakor, Inc.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

DEBTORS:

VIVAVENTURES MANAGEMENT COMPANY, INC., a Nevada corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAVENTURES OIL SANDS, INC.,
a Utah corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

SILVER FUELS DELHI, LLC,
a Louisiana limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

WHITE CLAW COLORADO CITY LLC, a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

[Signature Page(s) to Security Agreement – Guarantors of Vivakor, Inc.]

VIVAVENTURES REMEDIATION CORPORATION, a Texas corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

VIVAVENTURES ENERGY GROUP, INC.,
a Nevada corporation

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

ENDEAVOR CRUDE, LLC,
a Texas limited liability

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

MERIDIAN EQUIPMENT LEASING LLC,
a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

[Signature Page(s) to Security Agreement – Guarantors of Vivakor, Inc.]

SILVER FUELS PROCESSING LLC,
a Texas limited liability company

By: VIVAKOR ADMINISTRATION, LLC,
a Texas limited liability company,
its Manager

By:
Name:	James Ballengee
Title:	Chairman, President, & CEO

[Signature Page(s) to Security Agreement – Guarantors of Vivakor, Inc.]

SCHEDULE I

DEPOSIT ACCOUNTS

Guarantor	Name of Bank	Type of Account	Account Numbers
RPC Design & Manufacturing LLC	US Bank	Checking	157529257543
Vivakor, Inc.	US Bank	Checking	157529257535
Vivakor, Inc.	Business First Bank	Checking	80030345322
Vivaventures Remediation Corporation	Business First Bank	Checking	80030365560
White Claw Colorado City LLC	Business First Bank	Checking	80030219221
Silver Fuels Delhi, LLC	Business First Bank	Checking	80030064159
Endeavor Crude, LLC
Meridian Equipment Leasing LLC
Silver Fuels Processing LLC

SCHEDULE II

DEBTOR INFORMATION

Debtor’s Legal Name	Debtor’s State of Formation or State of Primary Residence	Debtor’s Chief Executive Office or Primary Residence
VivaVentures Management Company, Inc.	Nevada	5220 Spring Valley, Suite 500 Dallas, Texas 75254
VivaVentures Oil Sands, Inc.	Utah	5220 Spring Valley, Suite 500 Dallas, Texas 75254
Silver Fuels Delhi, LLC	Louisiana	5220 Spring Valley, Suite 500 Dallas, Texas 75254
White Claw Colorado City LLC	Texas	5220 Spring Valley, Suite 500 Dallas, Texas 75254
Vivaventures Remediation Corporation	Texas	5220 Spring Valley, Suite 500 Dallas, Texas 75254
VivaVentures Energy Group, Inc.	Nevada	5220 Spring Valley, Suite 500 Dallas, Texas 75254
Endeavor Crude, LLC	Texas	5220 Spring Valley, Suite 500 Dallas, Texas 75254
Meridian Equipment Leasing LLC	Texas	5220 Spring Valley, Suite 500 Dallas, Texas 75254
Silver Fuels Processing LLC	Texas	5220 Spring Valley, Suite 500 Dallas, Texas 75254

EXHIBIT D

Irrevocable Instruction Letter

[Vivakor Letterhead]

November 5, 2024

Empire Stock Transfer, Inc.
1859 Whitney Mesa Drive

Henderson, NV 89014

Attn: Brian Barthlow

Delivered via email to brian@empirestock.com

Re:	Irrevocable transfer agent instructions

Ladies and Gentlemen:

Vivakor, Inc., a Nevada corporation (the “Company”), and Cedarview Capital Management, LP (the “Investor”), have entered into a Loan and Security Agreement dated October 31, 2024 in the original principal amount of $3,670,160.77 (the “Agreement”).

A copy of the Agreement is attached hereto as Exhibit A. The shares to be thereunder issued are to be registered in the names of the registered holder of the securities submitted for issuance.

You are hereby irrevocably authorized and instructed to reserve 3,000,000 shares of common stock of the Company restricted in accordance with Rule 144 for issuance in accordance with the Agreement and the terms thereof (the “Reserved Shares”). You are hereby further irrevocably authorized and directed to reserve the Reserved Shares until (i) your receipt from the Company a notice that the Obligations, as defined in the Agreement, have been repaid in full, which is confirmed by Investor in writing (a “Cancellation Notice”), or (ii) a notice from Investor in writing that the Obligations, as defined in the Agreement, have not been repaid according to the terms of the Agreement and an Event of Default, as defined in the Agreement, has occurred, has not been cured, and is continuing (an “Issuance Notice”). Each Cancellation Notice or Issuance Notice, as the case may be, may be validly sent by email, including by email attachment.

In the event you receive a qualifying Cancellation Notice, the Reserved Shares shall be released from the requirements of this letter and the Reserved Shares shall be returned to the Company’s authorized by unissued shares without reservation. In the event you receive a qualifying Issuance Notice, the Reserved Shares will be issued to Investor, with a standard Rule 144 restrictive legend, and Investor may of such shares in accordance with the Agreement and federal and state securities laws.

In the event you receive a qualifying Issuance Notice, the Reserved Shares shall be issued within three (3) business days thereof. The Company requests that your firm act immediately, without delay and without the need for further action or confirmation by the company with respect to the issuance of common stock pursuant to any conversion notices received from the investor. Your firm will not delay in processing any notices owing to the fact that the Company is in arrears of its fees and other monies owed to your firm, provided the Investor agrees that each time an Issuance Notice is delivered to your firm, the Investor agrees to pay the cost of processing such notice a sum not to exceed $395.00 (physical certificate) or $500.00 (DWAC / Electronic issuance, if eligible) for each transaction. Fees may change at the transfer agent’s discretion. You are also authorized to release any information you deem necessary towards the processing, clearing and settlement of the shares arising from this reservation.

The Company and the Investor intend that these instructions require the placement of a restrictive legend on all applicable share certificates unless the requirements listed below are met and the Investor provides the transfer agent with an acceptable legal opinion stating that share certificates can be issued without a legend. So long as you have previously received confirmation from the Company (or Investor counsel) that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction and the number of shares to be issued are less than 4.99% of the total issued and outstanding common stock of the Company (which may be increased to 9.9% upon 60 days prior written notice by the Investor), such shares should be transferred, at the option of Investor, in certificated form without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares. Until such time as you are advised by Investor counsel that the shares have been registered under the Securities Act of 1933 or otherwise may be sold pursuant to Rule 144 without any restriction and the number of shares to be issued are less than 4.99% of the total issued and outstanding common stock of the Company (which may be increased to 9.9% upon 60 days prior written notice by the Investor), you are hereby instructed to place the following legends on the certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF INVESTOR COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and you are instructed to issue a certificate without such legend to the holder of any shares upon which it is stamped, if: (a) such shares are registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction and the number of shares to be issued is less than 4.99% of the total issued and outstanding common stock of the Company (which may be increased to 9.9% upon 60 days prior written notice by the Investor), (b) such holder provides the Company and the transfer agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that a public sale or transfer of such security may be made without registration under the 1933 Act and such sale or transfer is effected or (c) such holder provides the Company and the transfer agent with reasonable assurances that such shares can be sold pursuant to Rule 144. Nothing herein shall be construed to require the transfer agent to take any action which would violate state or federal rules, regulations or law. If an instruction herein would require such a violation, such instructions, but not any other term herein, shall be void and unenforceable.

The Company shall indemnify and defend you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its and transfer agent’s outside counsel) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). You shall have no liability to the Company or the Investor in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Company agrees that in the event that the transfer agent resigns or is terminated as the Company’s transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these instructions within five (5) business days. The Company and the Investor agree that any action which names the Transfer Agent as a party shall be brought in a court of general jurisdiction in Las Vegas, Nevada and no other court.

The Investor is intended to be a party to these instructions and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours,

VIVAKOR, INC.

By:
Name:
Title:

Acknowledged and Agreed:

EMPIRE STOCK TRANSFER, INC.

By:
Name:
Title:

EXHIBIT A TO INSTRUCTION LETTER

Loan and Security Agreement

[See attached.]